UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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MeadWestvaco Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MeadWestvaco Corporation 11013 West Broad Street Glen Allen, Virginia 23060

March 26, 2007

Dear Fellow Stockholders:

You are cordially invited to join us at the 2007 Annual Meeting of Stockholders of MeadWestvaco Corporation. The meeting will begin at 11:00 a.m., local time, on Monday, April 30, 2007. The meeting will take place in the Whitney Room of the InterContinental Barclay New York Hotel at 111 East 48th Street, New York, New York.

Please vote on all matters listed in the enclosed Notice of 2007 Annual Meeting of Stockholders. This year our proxy material includes four proposals. Your Board of Directors recommends voting FOR Proposal 1, the election of five of our directors, FOR Proposal 2, the ratification of the appointment of our independent registered public accounting firm, and AGAINST Proposals 3 and 4, two stockholder proposals. Please refer to the proxy statement for detailed information on each of the proposals and the Annual Meeting.

Your interest in your company as demonstrated by the representation of your shares at our Annual Meeting is a great source of strength for your company. Your vote is very important to us and, accordingly, whether or not you expect to attend the meeting, we ask that you sign, date and promptly return the enclosed proxy.

Very truly yours,

John A. Luke, Jr.

Chairman and

Chief Executive Officer

Notice of 2007 Annual Meeting of Stockholders

The 2007 Annual Meeting of Stockholders of MeadWestvaco Corporation will be held on Monday, April 30, 2007, at 11:00 a.m., local time, at the InterContinental Barclay New York Hotel at 111 East 48th Street, New York, New York. Stockholders will be asked to vote on the following matters:

1.	To elect five directors for a term of one year each and until their successors are elected and qualified;

2.	To consider and vote upon a proposal to ratify the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year 2007;

3.	To consider and vote on a stockholder proposal, if properly presented at the Annual Meeting, to amend the company’s corporate governance documents to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders;

4.	To consider and vote on a stockholder proposal, if properly presented at the Annual Meeting, to redeem the company’s Shareholder Rights Plan; and

5.	To transact other business that may properly come before the Annual Meeting.

All holders of common stock of record at the close of business on March 1, 2007 will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of those stockholders will be available for inspection at the executive offices of MeadWestvaco and will also be available for inspection at the Annual Meeting. Whether or not you expect to be at the meeting, please sign, date and promptly return the enclosed proxy [or vote by telephone or electronically, as described on the proxy card].

By Order of the Board of Directors

Wendell L. Willkie, II

Senior Vice President, General Counsel and Secretary

March 26, 2007

Proxy Statement

MeadWestvaco Corporation

11013 West Broad Street

Glen Allen, Virginia 23060

Your Board of Directors is providing you with this Proxy Statement in connection with the Board’s solicitation of proxies for the 2007 Annual Meeting of Stockholders of MeadWestvaco Corporation (“MeadWestvaco” or the “company”) to be held on April 30, 2007 at 11:00 a.m., local time, at the InterContinental Barclay New York Hotel, 111 East 48th Street, New York, New York, or any adjournment or postponement thereof. On or about March 26, 2007, we will mail the Proxy Statement, a proxy card, and the Annual Report of MeadWestvaco for the year 2006 to stockholders of record of MeadWestvaco common stock at the close of business on March 1, 2007. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

Who is entitled to vote at the meeting?

Only holders of record of MeadWestvaco’s common stock at the close of business on March 1, 2007 will be entitled to vote.

What are the voting rights of the holders of MeadWestvaco common stock?

Each share of outstanding common stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

Attendance at the meeting will be limited to holders of record as of March 1, 2007, or their authorized representatives (not to exceed one per stockholder), management, the Board and guests of management.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. As of the record date, March 1, 2007, 183,374,029 shares of MeadWestvaco common stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of record of common stock representing at least 91,687,015 votes will be required to establish a quorum.

How do I vote?

It is important that your stock be represented at the meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly in order to be sure that your shares will be voted. If you are a registered stockholder (that is, if you hold your stock in certificate form, in safekeeping or if you participate in the MeadWestvaco Savings Plan), and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders (that is, those who hold their stock through a broker or other nominee) who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. The deadline for voting by telephone or electronically is 5:00 p.m., Eastern Daylight Time, on April 29, 2007. If your shares are held in “street name,” please check your voting instruction form or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy at any time before it is voted at the meeting by submitting a written revocation or a new proxy to the Secretary of MeadWestvaco, or by attending and voting at the Annual Meeting.

What vote is required to approve each item?

Election of Directors.    The five director nominees receiving the highest number of all votes cast for directors will be elected. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items.    The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve the other matters to be acted upon at the Annual Meeting. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted as entitled to vote on the matter. Accordingly, an abstention will have the effect of a negative vote. Abstentions will be counted in determining whether there is a quorum.

If you hold your shares in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

What are the Board’s recommendations?

All shares of MeadWestvaco common stock entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of directors (see Item 1);

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2007 (see Item 2);

•	AGAINST both stockholder proposals (see Items 3 and 4).

If any other matters are properly presented at the Annual Meeting, or any adjournment or postponement thereof, for consideration, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. The company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Ownership of Directors and Executive Officers

How much stock do the company’s directors and executive officers own?

The following table shows the amount of MeadWestvaco common stock beneficially owned, unless otherwise indicated, by our directors, the executive officers named in the Summary Compensation Table and the directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed.

Name	Shares Beneficially Owned (1)	Options Exercisable Within 60 Days	Percent of Class
Directors
Michael E. Campbell (2)	19,133	8,820	*
Dr. Thomas W. Cole, Jr. (2)	20,151	10,275	*
James G. Kaiser (2)	22,231	6,598	*
Richard B. Kelson (2)	14,134	4,455	*
James M. Kilts (2)	1,209	0	*
John A. Krol (2)	22,556	6,598	*
Susan J. Kropf (2)	21,717	6,598	*
Douglas S. Luke (2)(3)	65,644	10,275	*
John A. Luke, Jr. (4)	1,301,894	995,345	*
Robert C. McCormack (2)	15,738	4,455	*
Timothy H. Powers (2)	2,788	0	*
Edward M. Straw (2)	3,433	0	*
Jane L. Warner (2)	20,782	9,499	*

Other Named Executive Officers
James A. Buzzard (5)	403,967	318,119	*
E. Mark Rajkowski (5)	118,477	39,241	*
Mark T. Watkins (5)	163,816	132,372	*
Wendell L. Willkie, II (5)	294,731	254,312	*
All Directors and Executive Officers as a Group (22 persons)	2,790,590	2,018,340	1.5%

*	Less than 1% of MeadWestvaco common stock.

(1)	Information concerning beneficial ownership of shares is as of March 1, 2007, the most recent practicable date. Includes the number of shares of which such person has the right to acquire beneficial ownership as of March 1, 2007, and which such person will have the right to acquire beneficial ownership within 60 days thereafter (shares are also set forth in the column “Options Exercisable Within 60 Days”). Also includes shares granted under the MeadWestvaco Corporation Restricted Stock Plan. Restricted shares may be voted but not disposed of during the restriction period.
(2)	Each non-employee director holds 9,343 stock units (representing the same number of shares of MeadWestvaco common stock) granted under the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors, with the exception of Mr. Straw, who holds 3,433 stock units, Mr. Powers, who holds 2,788 stock units, and Mr. Kilts, who holds 1,209 stock units. The rights of each non-employee director in respect of these stock units are vested at all times, and distributions of the stock units are required to be made in MeadWestvaco common stock on the earliest practicable date following the end of the calendar quarter in which the director’s board membership is terminated.
(3)	Includes 17,778 MeadWestvaco shares held in a trust of which Mr. Luke is a co-trustee.
(4)	Includes 30,081 MeadWestvaco shares held indirectly through employee benefit plans and 26,139 shares held in trust for members of Mr. Luke’s immediate family.
(5)	Includes MeadWestvaco shares held indirectly through employee benefit plans by Messrs. Buzzard, Rajkowski, Watkins and Willkie in the amounts of 20,189 shares, 836 shares, 2,383 shares and 9,379 shares, respectively.

Ownership of Certain Beneficial Owners

Who are the largest owners of the company’s stock?

Based upon Schedule 13D and 13G filings with the Securities and Exchange Commission, the following investment advisers are believed to have beneficial ownership (as defined for certain purposes by the Securities and Exchange Commission) of more than 5% of the company’s common stock by virtue of having investment authority and, to some extent, voting authority over the number of shares indicated.

	Shares	Percent of Class*
Lord, Abbett & Company, LLC** 90 Hudson Street Jersey City, NJ 07302	9,189,838	5.0%

Capital Research and Management Company*** 333 South Hope Street Los Angeles, CA 90071	21,249,900	11.6%

TCW Group, Inc.**** 865 South Figueroa Street Los Angeles, CA 90017	11,864,783	6.5%

*	As of March 1, 2007.
**	Based on Schedule 13G/A filed by Lord, Abbett & Company, LLC on February 14, 2007. The reporting person has sole voting power with respect to 8,883,938 shares, shared voting power with respect to no shares, and sole dispositive power with respect to all 9,189,838 shares.
***	Based on Schedule 13G/A filed by Capital Research and Management Company on February 12, 2007. The reporting person has sole voting power with respect to 5,399,200 shares, shared voting power with respect to no shares, and sole dispositive power with respect to all 21,249,900 shares.
****	Based on Schedule 13G filed by TCW Group, Inc. on February 12, 2007. The reporting person has sole voting power with respect to no shares, shared voting power with respect to 10,177,030 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to all 11,864,783 shares.

The MeadWestvaco stock ownership plans for salaried and hourly employees held, as of March 1, 2007, an aggregate amount of 10,128,257 MeadWestvaco shares, or approximately 5.5% of the total outstanding, for which full voting rights are exercisable by members of the plans. As of that date, there were approximately 15,000 participants in these plans.

Corporate Governance

1.    Election of Directors

Five directors will be elected to hold office for the terms set forth below. There is no provision for cumulative voting in the election of directors. At the meeting, one of the persons named in the enclosed proxy (or a substitute) will, if authorized, vote the shares covered by such proxy for election of the five nominees for directors listed on page 6.

The present nominees, James M. Kilts, Douglas S. Luke, Robert C. McCormack, Edward M. Straw and Jane L. Warner, if elected, will be elected for terms expiring at the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors unanimously recommends a vote FOR the named nominees. Should any of these nominees become unavailable for election for any reason presently unknown, the Corporate Secretary or Assistant Secretary named in the enclosed proxy (or a substitute) will vote for the election of such other person or persons, if any, as the Board of Directors may recommend, or the Board may decrease the size of the Board.

Michael E. Campbell, Dr. Thomas W. Cole, Jr., Susan J. Kropf, and Timothy H. Powers will continue to serve for a term expiring at the 2008 Annual Meeting. James G. Kaiser, Richard B. Kelson, John A. Krol and John A. Luke, Jr. will continue to serve for a term expiring at the 2009 Annual Meeting.

In 2006, the company’s stockholders approved an amendment to the company’s Amended and Restated Certificate of Incorporation in order to phase out the three-year staggered terms of our directors and to provide instead for the annual election of all directors. Those directors previously elected to three-year terms by stockholders will complete their terms and, beginning with those directors standing for election at the Annual Meeting, directors will be elected to one-year terms of office as the three-year terms of each class expire.

All of the preceding 13 persons currently serve as directors of MeadWestvaco and have done so since the combination of The Mead Corporation and Westvaco Corporation was completed in January 2002 with the exception of Edward M. Straw who became a director in the fall of 2005, Timothy H. Powers who became a director in January 2006 and James M. Kilts who became a director in October 2006. It is anticipated that John A. Krol will retire from the Board at the end of 2007. Set forth on the following pages is the principal occupation of, and certain other information regarding, the nominees and the other directors who will continue to serve after the Annual Meeting.

Nominees for Election as Directors

for a Term of One Year Expiring in 2008

Name	Age*	Director of MeadWestvaco Since
JAMES M. KILTS	59	2006
Founding Partner, Centerview Partners Management, LLC, since 2006. Vice Chairman, The Procter & Gamble Company, 2005-2006. Chairman, President and Chief Executive Officer, The Gillette Company, 2001-2005. President and Chief Executive Officer, Nabisco Holdings Corporation, 1998-2000. Director: The New York Times Company, Metropolitan Life Insurance Company. Member: Board of Trustees of Knox College, Board of Trustees University of Chicago.

DOUGLAS S. LUKE	65	2002
President and Chief Executive Officer, HL Capital, Inc., a private investment company with diversified interests in marketable securities and private equities, since 1999. Director: Regency Centers Inc. Trustee: The Adirondack Council, The Adirondack Nature Conservancy/Adirondack Land Trust.

ROBERT C. McCORMACK	67	2002
Founding Partner, Trident Capital, Inc., a private equity investment firm, since 1993, Advisory Director, 2005. Director: DeVry, Inc., Illinois Tool Works, Inc., The Northern Trust Corporation, The Rehabilitation Institute of Chicago.

EDWARD M. STRAW	67	2005
President of Global Operations, Estee Lauder Companies, 2000-2004; Senior Vice President, Global Supply Chain and Manufacturing, Compaq Computer Corporation, 1998-2000; President, Ryder Integrated Logistics, 1997-1998. Prior to joining the private sector, Mr. Straw had a 35 year career in the U.S. Navy, retiring as a three-star Vice Admiral in 1996. Director: Eddie Bauer Holding Inc., Panther Expedited Services, Inc., Odyssey Logistics & Technology, Ply-Gem Industries, Metamatrix. Board of Advisors of The George Washington University. Trustee: U.S. Naval Academy Foundation.

JANE L. WARNER	60	2002
Group President, Worldwide Finishing Systems, Illinois Tool Works, Inc. since 2005; President, Plexus Systems, 2004-2005; Vice President, EDS and President, Global Manufacturing and Communications Industries, 2002-2004; Managing Director, Automotive Industry Group, 2000-2002. Director: Tenneco Corporation, Original Equipment Supplier Association. Trustee: Kettering University Board of Trustees.

* Ages of directors are as of March 1, 2007.

Directors Whose Terms Expire in 2008

Name	Age*	Director of MeadWestvaco Since
MICHAEL E. CAMPBELL	59	2002
Chairman, President and Chief Executive Officer, Arch Chemicals, Inc., since 1999. Director: American Chemistry Council, National Association of Manufacturers.

DR. THOMAS W. COLE, JR.	66	2002
President and Chief Executive Officer, Great Schools Atlanta, 2004-2006. President Emeritus since 2002 and President, Clark Atlanta University, 1989-2002. Trustee: Africa University, Andrew College, University of Charleston.

SUSAN J. KROPF	58	2002
President and Chief Operating Officer, Avon Products, Inc., 2001-2006; Chief Operating Officer, North America and Global Business Operations, 1999-2001, Director, 1998-2006. Director: Coach, Inc., The Sherwin-Williams Company, Wallace Foundation.

TIMOTHY H. POWERS	59	2006
Chairman, President and Chief Executive Officer, Hubbell Incorporated since September 2004; President and Chief Executive Officer, 2001-2004; Senior Vice President and Chief Financial Officer, 1998-2001. Director: National Electrical Manufacturers Association, Industry Data Exchange Association, Inc. Board of Trustees, Manufacturers Alliance/MAPI.

* Ages of directors are as of March 1, 2007.

Directors Whose Terms Expire in 2009

Name	Age*	Director of MeadWestvaco Since
JAMES G. KAISER	64	2002
Chairman and Chief Executive Officer, Avenir Partners, Inc., since 1998. Manager, Kaiser Ridgeway LLC, since 2002, Manager, Ridgeway Avenir, LLC, since 2001. Chairman and Chief Executive Officer, Pelican Banners & Signs, Inc., 2001-2003. President and Chief Executive Officer of Quanterra Incorporated 1994-1996. Director: Sunoco, Inc., Executive Leadership Council.

RICHARD B. KELSON	60	2002
Operating Advisor, Pegasus Capital Advisors, L.P., since 2006. Chairman’s Counsel, Alcoa, Inc., 2006; Executive Vice President and Chief Financial Officer, 1997-2005. Director: PNC Financial Services. Member, University of Pittsburgh School of Law Board of Visitors.

JOHN A. KROL	70	2002
Chairman, E.I.duPont de Nemours and Company, 1997-1998; Director, 1992-1998; Chief Executive Officer, 1995-1998; President 1995-1997. Director: Milliken & Company, Inc., ACE Insurance, Ltd., Tyco International Ltd. Trustee: University of Delaware. Advisory Board: Bechtel Corporation.

JOHN A. LUKE, JR.	58	2002
Chairman and Chief Executive Officer, MeadWestvaco Corporation, since 2002. Chairman, President and Chief Executive Officer, MeadWestvaco, 2002-2003. Chairman, President and Chief Executive Officer, Westvaco Corporation, 1996-2002. Director: American Forest and Paper Association, The Bank of New York, The Timken Company, FM Global, National Association of Manufacturers. Chairman, Sustainable Forestry Board. Trustee: Lawrence University, American Enterprise Institute for Public Policy Research.

* Ages of directors are as of March 1, 2007.

Director Compensation

How are directors compensated?

Each non-employee director of the company receives $55,000 as an annual cash payment for service as a director. Board members may elect to defer this compensation under the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors. Directors have the opportunity to defer all or a portion of their annual cash retainer. Directors who are also employees of the company receive no additional compensation for service as a director.

Each year, non-employee directors also receive a grant of MeadWestvaco stock units equivalent to $65,000 at the time of grant. Distributions of stock units are made in MeadWestvaco common stock upon termination of a director’s board membership. Effective April 30, 2007 the annual grant of stock units will increase by $15,000.

In addition to the compensation described above, the Audit Committee Chair receives a $20,000 annual retainer, the Compensation and Organization Development Committee Chair receives a $15,000 annual retainer and the Chair of each of the standing Committees receives an annual retainer of $10,000. Each of the members of the Audit Committee, other than the Chair, receives an annual retainer of $5,000. Effective April 30, 2007 the annual retainer for members of the Audit Committee, other than the Chair, shall increase by $5,000.

How often did the Board meet during 2006?

During 2006, the Board of Directors met six times, and no incumbent director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held in 2006 while he or she was a director and (2) the total number of meetings held in 2006 by all committees of the Board of Directors on which he or she served while he or she was a director.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash $(1)	Stock Awards $	All Other Compensation $(4)	Total Compensation $
Michael E. Campbell	$60,000	$65,000	$2,500	$127,500
Dr. Thomas W. Cole, Jr.	$65,000	$65,000		$130,000
James G. Kaiser	$60,000	$65,000		$125,000
Richard B. Kelson	$75,000	$65,000	$2,500	$142,500
James M. Kilts(2)	$27,500	$32,500		$60,000
John A. Krol	$65,000	$65,000		$130,000
Susan J. Kropf	$70,000	$65,000		$135,000
Douglas S. Luke	$65,000	$65,000	$2,500	$132,500
Robert C. McCormack	$55,000	$65,000	$2,500	$122,500
Timothy H. Powers(3)	$73,750	$80,000		$153,750
Edward M. Straw	$60,000	$65,000		$125,000
Jane L. Warner	$60,000	$65,000		$125,000

(1)	This column includes fees earned or paid in cash, representing annual retainer, committee chair retainer and audit committee member retainer.

(2)	Fees paid to Mr. Kilts represent pro-rated cash and stock award for service from October 2006 through the 2007 Annual Meeting.

(3)	Fees paid to Mr. Powers represent pro-rated cash and stock award for services beginning in January 2006 as well as the full year compensation for 2006 through the 2007 Annual Meeting.

(4)	The amounts included in this column represent matching contributions by the MeadWestvaco Foundation with respect to charitable contributions made by the director.

(5)	The table below reflects for each director, the aggregate number of outstanding stock and option awards at fiscal year end, December 31, 2006. In January 2004 the Board of Directors discontinued the practice for the automatic annual grant of a stock option award to each director covering 1,500 shares of MeadWestvaco common stock.

	Stock Options	Phantom Stock Grants	Total Outstanding Shares as of 12/31/06
Michael E. Campbell	8,820	9,343	18,163
Dr. Thomas W. Cole, Jr.	10,275	9,343	19,618
James G. Kaiser	6,598	9,343	15,941
Richard B. Kelson	4,455	9,343	13,798
James M. Kilts	0	1,209	1,209
John A. Krol	6,598	9,343	15,941
Susan J. Kropf	6,598	9,343	15,941
Douglas S. Luke	10,275	9,343	19,618
Robert C. McCormack	4,455	9,343	13,798
Timothy H. Powers	0	2,788	2,788
Edward M. Straw	0	3,433	3,433
Jane L. Warner	9,499	9,343	18,842

Board Committees

What committees has the Board established?

MeadWestvaco currently has five principal standing committees of the Board of Directors: Audit; Compensation and Organization Development; Finance; Nominating and Governance; and The Committee on Safety, Health and the Environment. Each of these committees operates under a written charter adopted by the Board of Directors and included on the company’s website. Printed copies are available to any stockholder upon request. MeadWestvaco also has an Executive Committee that may be convened under certain circumstances when a special meeting of the Board of Directors is not practical or is not warranted.

The current members of the Board committees are as follows:

Audit	Finance
Richard B. Kelson, Chairman	Douglas S. Luke, Chairman
Michael E. Campbell	Michael E. Campbell
James G. Kaiser	Susan J. Kropf
Timothy H. Powers	Robert C. McCormack
Edward M. Straw	(all non-employee directors)
Jane L. Warner
(all non-employee directors)

Compensation and Organization Development	Nominating and Governance
Susan J. Kropf, Chairman	John A. Krol, Chairman
Dr. Thomas W. Cole, Jr.	Michael E. Campbell
Richard B. Kelson	James M. Kilts*
James M. Kilts*	Robert C. McCormack
Timothy H. Powers	(all non-employee directors)
(all non-employee directors)

Executive	Safety, Health and Environment
John A. Luke, Jr., Chairman	Dr. Thomas W. Cole, Jr., Chairman
Dr. Thomas W. Cole, Jr.	James G. Kaiser
Richard B. Kelson	John A. Krol
John A. Krol	Douglas S. Luke
Susan J. Kropf	Edward M. Straw
Douglas S. Luke	Jane L. Warner
(all non-employee directors)

* Effective 10/24/06

The functions of the current Board committees are as follows:

Audit Committee

Assists the Board of Directors in fulfilling its responsibilities to stockholders, potential stockholders and the investment community relating to corporate accounting, reporting practices of the company and the quality and integrity of the financial reports of the company. The Committee assists the Board of Directors in reviewing and monitoring (1) the integrity of the financial statements of the company and internal control over financial reporting, (2) the compliance by the company with legal and regulatory requirements, (3) the independence and qualifications of the company’s independent registered public accounting firm and (4) the performance of the company’s internal audit function and independent registered public accounting firm. The Audit Committee also has sole authority to appoint and replace the independent registered public accounting firm, subject to stockholder ratification. None of the members serve on more than three audit committees. All members are “financially literate” under New York Stock Exchange listing standards, and at least one member has such accounting or related financial management expertise as to be considered a “financial expert” under Securities and Exchange

Commission rules. The Board has designated the Audit Committee Chair, Richard B. Kelson and Committee members Michael E. Campbell and Timothy H. Powers as “audit committee financial experts” as a result of their experience in senior corporate executive positions with financial oversight responsibilities. The Audit Committee met six times in 2006.

Compensation and Organization Development Committee

Reviews and approves the company’s compensation philosophy. It is charged with the responsibility for assuring that officers and key management personnel are effectively compensated in terms that are motivating, internally equitable and externally competitive. The Committee approves compensation of the company’s executive officers including the Leadership Team (the Chairman and Chief Executive Officer and his direct reports), reviews compensation for remaining senior management, sets the criteria for awards under incentive compensation plans and determines whether such criteria have been met. The Committee generally oversees policies and practices of the company that advance its organization development, including succession planning as well as those designed to achieve the most productive engagement of the company’s workforce and the attainment of greater diversity. The Compensation and Organization Development Committee met six times in 2006 (including a half day retreat). The details of the process and procedures followed by the Committee are disclosed in the Compensation Discussion and Analysis and report of the Compensation and Organization Development Committee at page 20.

Executive Committee

Provides for the exercise of certain powers of the Board between meetings of the Board when a special meeting of the Board is not practical or is not warranted. The Executive Committee did not meet in 2006.

Finance Committee

Oversees the company’s financial affairs and recommends those financial actions and policies that are most appropriate to accommodate the company’s operating strategies while maintaining a sound financial condition. The Committee reviews the company’s capital structure, financial plans, policies and requirements as well as strategic actions proposed by the company’s management. The Committee also reviews funding recommendations concerning the company’s pension plans together with the investment performance of such plans and the company’s risk management policies and practices. The Finance Committee met three times in 2006.

Nominating and Governance Committee

Studies and makes recommendations concerning the qualifications of all directors, and selects and recommends candidates for election and re-election to the Board and persons to fill vacancies on the Board, as well as the compensation paid to non-employee directors. The Committee also reviews and considers other matters of corporate governance, including trends and emerging expectations, as well as best practices. In advising the Board and management, the Committee may consider a range of governance matters, including Board structure, Board composition, committees and criteria for committee appointment, Board meeting policies, and the ongoing relationship between the Board and management. The Nominating and Governance Committee met five times in 2006.

The Committee on Safety, Health and the Environment

Reviews implementation of the company’s workplace safety and health program. The Committee also reviews the stewardship of the company with respect to conservation of natural resources and its ability to protect the natural environment. The Committee receives regular reports from management, reviews safety, health and environmental matters with management, including the company’s compliance record and programs, and makes recommendations as needed. The Committee on Safety, Health and the Environment met four times in 2006.

Corporate Governance Principles

MeadWestvaco’s Corporate Governance Principles, adopted by the Board of Directors in February 2003 and subsequently amended, address, among other things, standards for evaluating the independence of the company’s directors. The full text of the Principles, which contains the Board’s independence standards, is included in this Proxy Statement as Annex A. The Principles are also available on the company’s website at the following address: http://www.meadwestvaco.com/corporate.nsf/investor/ principles and printed copies are available to any stockholder upon request by calling 1-800-432-9874.

Pursuant to the Principles, the Board, with the support of the Nominating and Governance Committee, reviewed the independence of directors in February 2007. Transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries were considered. As provided in the Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. The Committee reviewed commercial, banking, consulting, legal, accounting, charitable and familial relationships. None of the company’s non-employee directors or any members of their immediate family are executive officers at a company where, in the preceding three years, the annual payments to or payments from MeadWestvaco for property or services in any single fiscal year exceeded two percent of the annual consolidated gross revenues of the company at which he or she served as an executive officer. None of the company’s non-employee directors serve as executive officers of a tax-exempt organization where, in the preceding three years, the company’s contributions to the organization in any single fiscal year exceeded the greater of $1,000,000 or two percent of that organization’s consolidated gross revenues. The Committee identified one director, Mr. Michael E. Campbell, who currently serves as an executive officer of a company that transacts business with MeadWestvaco on a routine basis under standard commercial terms. Sales were less than a tenth of a percent of the annual consolidated gross revenues of the company at which such director serves as an executive officer, which is well under the independence thresholds established by the Board.

As a result of this review, the Board affirmatively determined that, with the exception of John A. Luke, Jr., the Chairman and Chief Executive Officer of the company, all of the directors, including each of the members of the Audit, Compensation and Organization Development, and Nominating and Governance Committees, are independent of the company under the standards set forth in the Corporate Governance Principles and the New York Stock Exchange listing standards: Mr. Campbell, Dr. Cole, Mr. Kaiser, Mr. Kelson, Mr. Kilts, Mr. Krol, Ms. Kropf, Mr. Douglas Luke, Mr. McCormack, Mr. Powers, Mr. Straw and Ms. Warner.

MeadWestvaco Nominating and Governance Committee

Charter

The Board of Directors of MeadWestvaco adopted a Nominating and Governance Committee charter on January 30, 2002 that was subsequently amended. The Nominating and Governance Committee Charter is included on the company’s website at the following address: http://www.meadwestvaco.com/corporate.nsf/investor/ngcommittee and printed copies are available to any stockholder upon request. The charter sets forth the purposes, goals and responsibilities of the Committee. The charter also provides that the Committee annually evaluates its performance. In accordance with the company’s Corporate Governance Principles, the members of the Nominating and Governance Committee are required to be independent directors under the criteria established by the Board, consistent with the requirements of the New York Stock Exchange and the Securities and Exchange Commission.

Director Candidates

In accordance with the Corporate Governance Principles, the Nominating and Governance Committee is responsible for recommending qualified individuals for membership on the Board of Directors. The Committee is dedicated to periodically reviewing with the Board the requisite qualifications of Board members as well as the composition of the Board as a whole. This assessment addresses independence of Board members, as well as the consideration of experience, judgment, knowledge and diversity in the context of the needs of the Board. General criteria for the nomination of all director candidates include:

•	the highest integrity and ethical standards;

•	the ability to provide wise and informed guidance to management;

•	a willingness to pursue thoughtful, objective inquiry on important issues before the company;

•	a commitment to enhancing stockholder value; and

•	a range of experience and knowledge commensurate with the company’s needs as well as the expectations of knowledgeable investors.

The Board succession plan states that the Committee seeks the following additional attributes:

•	a demonstrated track record of success;

•	independence, objectivity, perspective and judgment;

•	willingness to challenge prevailing opinion;

•	capacity for teamwork and compatibility with other Board members;

•	specific knowledge in significant areas; and

•	consistent availability.

In addition, the background and specific competencies of candidates are considered. These include business management, financial background, manufacturing background, marketing experience, knowledge of the packaging industry, global experience, research and development, service in government, academia or other public sector professions, financial expertise and independence under the standards of the New York Stock Exchange. In 2006, the Nominating and Governance Committee recommended and the Board approved the addition of two new members, James M. Kilts and Timothy H. Powers. The Board retained an executive third-party search firm to assist in the identification and evaluation of qualified director candidates. Mr. Powers was recommended by a third party search firm. Mr. Kilts was recommended by members of the Nominating and Governance Committee as well as by a third party search firm.

Stockholder Recommendations for Director Candidates

The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board of Directors. In addition, any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the company, not later than (i) with respect to an election to be held at an annual meeting, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the stockholder is a holder of record of stock of the company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the company if so elected. Stockholders’ recommendations for nominees of directors should also provide to the Nominating and Governance Committee the foregoing information with respect to any individual they wish to recommend and such recommendations are treated in the same manner as other recommendations for nominees for director.

Policy on Voting for Directors

On December 22, 2005 the company’s Nominating and Governance Committee pursuant to a delegation of authority granted by the Board of Directors adopted the following policy:

In an uncontested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board and the Nominating and Governance Committee following certification of the shareholder vote.

The Nominating and Governance Committee will promptly consider the resignation submitted by a director receiving a greater number of votes “withheld” from his or her election than votes “for” his or her election, and the Nominating and Governance Committee will recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee will consider all factors deemed relevant by the members of the Nominating and Governance Committee, including, the reasons why shareholders “withheld” votes for election from such director, the length of service and qualifications of the director, the director’s contributions to the company and the MeadWestvaco Corporate Governance Principles.

The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following the date of the shareholders’ meeting. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Governance Committee and such additional information deemed relevant by the Board. Following the Board’s decision, the company will promptly disclose the Board’s decision whether to accept the director’s resignation as tendered (including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation) in a filing with the Securities and Exchange Commission.

To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Nominating and Governance Committee received a greater number of votes “withheld” from their election than votes “for” their election at the same election, then the independent directors who are on the Board who did not receive a greater number of votes “withheld” from their election than votes “for” their election (or who were not standing for election) will appoint a Board committee solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them. This policy will be included in each proxy statement relating to an election of directors of the company.

Code of Conduct

The MeadWestvaco Code of Conduct applies to all MeadWestvaco directors and employees worldwide, including the Chief Executive Officer and the Chief Financial Officer. These policies and principles support the company’s core values of integrity, respect for the individual, commitment to excellence and teamwork. The Code of Conduct can be found on the company’s website at the following address: http://www.meadwestvaco.com/corporate.nsf/investor/conduct and printed copies are available to any stockholder upon request.

Contact MeadWestvaco Board

Anyone who wants specifically to raise a concern to the Board of Directors, the non-management members of the Board of Directors, or the presiding director, including concerns about the company’s accounting, internal accounting controls or auditing matters, may contact the Chair of the Audit Committee directly. Such communications will also be received and reviewed by the General Counsel and treated as confidentially as possible, consistent with ensuring appropriate and careful review of the matter. Communications may be anonymous. The Chair of the Audit Committee will report as appropriate to the Board of Directors regarding such concerns. The company’s Code of Conduct prohibits any employee from taking any adverse action against anyone who in good faith raises a concern about business integrity.

To convey a concern to the Chair of the Audit Committee, you may call 1-888-536-1502, or write to: Audit Committee Chair, MeadWestvaco Corporation, Attention: General Counsel, Five High Ridge Park, Stamford, Connecticut 06905. If preferred, concerns may be emailed using the form set forth at the following address: http://www.meadwestvaco.com/shared/contactboard.nsf/email. Inclusion of your name and email address is optional.

Director Attendance at Annual Meetings

Directors are invited and encouraged to attend the company’s Annual Meeting of Stockholders. All the current directors at that time attended the 2006 meeting.

Executive Sessions

The non-management directors meet in executive session at each regularly scheduled Board meeting during the year. The director who presides at these meetings is chosen by annual rotation from among the current and former chairs of the following Board Committees: Audit, Compensation and Organization Development, and Nominating and Governance. The presiding director chairs the executive sessions and reports back as appropriate to the Chief Executive Officer.

Officer and Director Stock Ownership

In January 2005, the Compensation and Organization Development Committee approved stock ownership guidelines for corporate officers and key senior executives pursuant to which the Chief Executive Officer is required to hold shares of common stock of the company in an amount equal to five times his annual base salary. Certain senior executives are required to hold shares of common stock of the company in an amount equal to three times annual base salary and other members of senior management are required to hold shares of common stock in an amount equal to their annual base salary. Covered executives have five years to satisfy the guidelines, and the Committee has the authority to apply its discretion in granting exceptions during periods of volatile markets. The following types of share ownership are counted towards the requirement: shares owned outright, including shares held in street name accounts; shares jointly held with a spouse, or in trust for the officer’s benefit; shares held in a qualified plan; stock units payable in non-qualified deferred compensation accounts; and restricted stock shares.

In February 2005, the Board approved stock ownership guidelines for non-executive directors pursuant to which non-executive directors are encouraged to own, at a minimum, MeadWestvaco stock or stock units equal to three times their annual cash retainer within three years of joining the board. Discretion may be applied in periods of volatile markets.

Certain Relationships and Related Transactions

The Board recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of the company and its stockholders. In January 2007, the Board delegated authority to the Nominating and Governance Committee (the “Committee”) to review and approve Related Person Transactions, and the Committee has adopted the procedures set forth below for the review, approval, or ratification of Related Person Transactions. A “Related Person Transaction” is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the company is a participant, and (c) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director or nominee for election as a director of the company, (b) greater than 5 percent beneficial owner of the company’s outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. The Committee shall review all of the relevant facts and circumstances of all Related Person Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Related Person Transaction, subject to the exceptions described herein. In determining whether to approve or ratify a Related Person Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Report of the Audit Committee of the Board of Directors

Membership and Role of the Audit Committee

The Audit Committee consists of six members of the company’s Board of Directors. Each member of the Audit Committee is independent and possesses other qualifications as required by the New York Stock Exchange. All of the members of the Audit Committee, moreover, are independent of the company under the standards set forth in the Corporate Governance Principles. The Audit Committee operates under a written charter adopted by the Board of Directors. The full text of the Audit Committee Charter is included in this Proxy Statement as Annex B. The Audit Committee charter is included on the company’s website at the following address: http://www.meadwestvaco.com/corporate.nsf/investor/audit and printed copies are available to any stockholder upon request.

The primary function of the Audit Committee is to assist the Board of Directors in reviewing and monitoring (1) the integrity of the financial statements of the company and internal control over financial reporting, (2) the compliance by the company with legal and regulatory requirements, (3) the independence and qualifications of the company’s independent registered public accounting firm and (4) the performance of the company’s internal audit function and independent registered public accounting firm.

Review of the Company’s Audited Financial Statements for the Year Ended December 31, 2006 and Internal Control over Financial Reporting as of December 31, 2006

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm for 2006, is responsible for auditing those financial statements and the company’s internal control over financial reporting. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Standards, including those required to be discussed by SAS No. 61, Professional Standards, as adopted by the PCAOB in Rule 3200T. The Audit Committee also received the written disclosures and letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from MeadWestvaco and its management. The Audit Committee has reviewed and discussed the audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting with management.

The Audit Committee of MeadWestvaco reviewed and discussed the foregoing as reflected in the minutes of the Audit Committee, and on the basis of that review and those discussions, recommended to the Board of Directors that the audited financial statements of MeadWestvaco for the year ended December 31, 2006 be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing by MeadWestvaco with the United States Securities and Exchange Commission.

The Audit Committee met six times in 2006. After each meeting, the Audit Committee met in executive sessions with the independent registered public accounting firm and the director of internal audit to review, among other things, staffing, the audit plan and reports on effectiveness of internal control over financial reporting.

The Audit Committee approved 100% of the audit, audit-related and tax services for the company performed by the independent auditor in 2006 and 2005. The company’s Audit Committee Pre-Approval Policy is included in this Proxy Statement as Annex C.

MeadWestvaco incurred the following fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005:

	Year ended December 31, 2006	Year ended December 31, 2005
Audit fees	$7,992,500	$7,472,000

Audit-related fees
Audits of employee benefit plans	$170,000	$190,000
Other attest services	244,000	205,000
Divestiture and closing balance sheet audits	0	1,288,300
Other audit-related	0	8,800

Total audit-related fees	$414,000	$1,692,100

Tax fees
Tax compliance and other matters	$370,000	$395,000

Total all other fees	$0	$0

The Audit Committee concluded that the provision of non-audit services in 2006 and 2005 by PricewaterhouseCoopers LLP was compatible with their independence.

Submitted by:

Richard B. Kelson, Chairman	Timothy H. Powers
Michael E. Campbell	Edward M. Straw
James G. Kaiser	Jane L. Warner

2.    Proposal to Ratify Appointment of the Independent Registered Public Accounting Firm.

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the company’s independent registered public accounting firm for 2007. Pursuant to the company’s bylaws and as a matter of good corporate governance, the Board is submitting this selection for ratification by the stockholders at the 2007 Annual Meeting. PricewaterhouseCoopers LLP currently serves as the company’s independent registered public accounting firm, and received $8,776,500 in fees and expenses during the year ended December 31, 2006. The Audit Committee has been advised by PricewaterhouseCoopers LLP that neither the firm, nor any of its partners or staff, has any direct financial interest or material indirect financial interest in the company or any of its subsidiaries. Representatives of PricewaterhouseCoopers LLP who plan to attend the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. If the stockholders do not ratify this appointment, the Audit Committee will consider the appointment of another independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm.

Executive Compensation

Compensation and Organization Development Committee

The Compensation and Organization Development Committee, a Board committee, consists of five members of the company’s Board of Directors, none of whom is or has been at any time an employee of the company or its subsidiaries, and none of whom is receiving any compensation from the company or its subsidiaries other than as a director. All of the members of the Compensation and Organization Development Committee, moreover, are independent of the company under the standards set forth in the Corporate Governance Principles and the rules of the New York Stock Exchange. The Committee is charged with assuring that the company’s executive officers are effectively compensated in terms that are motivating, externally competitive and internally equitable. The Committee considers and approves all compensation and benefits for the company’s executive officers. The Committee also reviews compensation of the company’s business unit presidents, key personnel and corporate officers. With regard to compensation, the Committee approves awards for cash and equity compensation and sets criteria for awards under incentive compensation plans for the company’s executive officers and determines whether such criteria have been met. In addition, the Committee reviews and recommends for approval by the Board of Directors the company’s various employee benefit plans, as appropriate. The Committee also oversees the development of the company’s leadership succession plan and employee relations strategies. The Compensation and Organization Development Committee Charter is included on the company’s website at the following address: http://www.meadwestvaco.com/corporate.nsf/investor/compensation and printed copies are available to any stockholder upon request.

Compensation Discussion and Analysis

I.    OBJECTIVES

The company’s executive compensation program is designed to provide strong incentives for the executive officers listed in the Summary Compensation Table on page 29 and other participating employees to achieve the company’s strategic objectives. In this regard, a significant portion of compensation is based on the achievement of designated performance criteria. The compensation program is also designed to help the company recruit and retain executive talent. Each of the elements of executive compensation is designed to enable and encourage differentiation between executives based on individual and corporate performance and job responsibility, as well as to recognize any circumstances unique to an individual executive such as special skills or experience that are critical to the company’s success. Described below is an analysis of the company’s 2006 executive compensation, set forth in the tables and narratives following this Compensation Discussion and Analysis. Executives listed in the Summary Compensation Table are referred to as named executive officers.

II.    BUSINESS STRATEGY

In 2006, the company announced a plan aimed at strengthening its position in packaging and packaging solutions in key global markets, and achieving cost and operational efficiencies. This included the realignment of its packaging businesses, consolidating its U.S. corporate locations and key administrative functions into a new headquarters in Richmond, Virginia, and establishing a new research-focused Center for Packaging Innovation in Raleigh, North Carolina. This strategy involved realigning the company’s existing packaging business into two groups, a new packaging resources group focused on mill based paperboard, and a new consumer solutions group, concerned with converting multiple substrates into premium packaging and also including plastic based primary packaging. The company believed that this new structure, intended to enhance innovation and collaboration across the company’s entire packaging value chain, would streamline operational efficiency and result in a more responsive and flexible organization. With the corporate headquarters relocation, the company sought to consolidate key business areas into a shared services operation, integrating key corporate and administrative functions as a critical element in executing its strategy. With these initiatives, the company is also strengthening its international capabilities to participate in global markets. It is against this backdrop that the decisions affecting 2006 executive compensation matters, including the establishment of performance goals and metrics, and all compensation decisions, generally, were made. As part of its strategy, the company also sought to extend its global reach internationally.

III.    OVERVIEW OF COMPENSATION PROGRAM AND PROCESS

Role of Committee: The Compensation and Organization Development Committee of the Company’s Board of Directors (the “Committee”), is charged with responsibility for assuring the company’s officers and key management personnel are effectively compensated. As such, it is responsible for reviewing and approving base salaries, as well as, annual and long-term incentive awards for executive officers and for establishing the base salary and annual and long-term incentive awards for the Chairman and Chief Executive Officer. The Committee also approves and recommends to the Board of Directors employee compensation and benefit programs, as appropriate. In addition to these responsibilities, the Committee generally oversees company policies and practices that advance the company’s organizational development and leadership succession plan, including those designed to achieve the most productive engagement of its workforce and the attainment of greater diversity.

Role of Management: Management assists the Committee in fulfilling its responsibilities with respect to evaluating executive performance, proposing appropriate business performance targets for the annual and long-term incentive plans and developing recommendations as to appropriate salary levels and award amounts, as well as compensation and benefit plan design changes.

Role of Consultants to Management: During 2006, management retained Mercer Human Resource Consulting, Inc. to perform a competitive compensation review of the named executive officers and to provide input for 2006 compensation decisions, relative to whether total compensation levels were within competitive levels based on general industry data, and based on a designated group of peer companies identified below. The Company also retained Frederic W. Cook & Company, Inc. and Hewitt Associates, LLC to assist it in compiling required compensation and retirement data to be included in this proxy.

Role of Consultant to Committee: In October of 2006, the Committee determined that it would retain an independent consulting firm to assist it on executive compensation matters. The Committee solicited proposals from three separate compensation consultants and retained the services of Mercer Human Resource Consulting, Inc. in January of 2007. In selecting Mercer, the Committee took into consideration prior Mercer work completed for the company. Mercer has been charged with, among other things, reviewing the company’s compensation programs with the objective of maximizing their effectiveness in driving business performance, reviewing pay and performance linkages against internal targets and external benchmarks, ensuring that the company’s peer group is properly composed and generally advising the Committee on executive compensation matters relating to compensation strategy and program design. Mercer reports directly to the Committee. Going forward, any work performed by Mercer for the company will be conducted under the supervision of the Committee.

Role of Chairman and Chief Executive Officer: While the Chairman and Chief Executive Officer provided recommendations to the Committee with respect to compensation for executives who report directly to him, the Committee made all final decisions regarding executive compensation. Decisions with respect to compensation levels, including base salary levels, annual and long-term incentive targets and equity award amounts relating to the Chairman and Chief Executive Officer, were made by the Committee in Executive Session.

Continuing Process: While many compensation decisions are made in the first quarter of the calendar year, the compensation planning process neither begins nor ends with any particular Committee meeting. Compensation decisions are designed to promote the company’s fundamental business objectives and strategy and, as such, business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.

IV.    BENCHMARKING

The Committee regularly establishes total compensation targets for the named executive officers by reviewing the competitive median of total compensation, both with respect to a combination of target and actual compensation data available, payable by a designated peer group, as well as the competitive median of total compensation of a general industry group, based on general market survey data, which in 2006 was provided by Mercer Human Resource Consulting, Inc. The purpose of the review was to ensure that the company’s executive total compensation levels, including base salaries and incentives, remain reasonable, competitive and appropriate. This process is an evolving one given the company’s ongoing transformation from primarily a paper manufacturing and forest products company into a global packaging company.

Criteria utilized in determining the designated peer group were:

•	Similar industry, packaging

•	Global companies in heavy materials manufacturing

•	For some of the peer group revenue size similar to MeadWestvaco

These criteria were deemed appropriate as they reflect the company’s historical business and its movement to becoming a global packaging company.

Members of the designated peer group were:

•	Air Products and Chemicals, Incorporated

•	Alcoa Incorporated

•	Avery Dennison Corporation

•	Ball Corporation

•	Bemis Company, Incorporated

•	Deere & Company

•	Graphic Packaging Corporation

•	International Paper Company

•	ITT Corporation

•	Owens-Illinois, Incorporated

•	Pactiv Corporation

•	Rohm and Haas Company

•	Sealed Air Corporation

•	Smurfit-Stone Container Corporation

•	Sonoco Products Company

•	The Timken Company

•	Weyerhaeuser Company

Management reviewed with the Committee overall compensation levels for the named executive officers. Based on the competitive data, the Committee determined that for the named executive officers, overall compensation appeared reasonable and within competitive ranges, so no adjustments were made to 2006 base salaries for any of the named executive officers. In addition, both annual and long-term incentive targets for 2006 also remained the same for all of the named executive officers.

From time to time, the Committee reevaluates the composition of the designated peer group. The Committee may include additional global packaging companies and other companies to which the company aspires, which will provide meaningful benchmarks relative to compensation and performance.

V.    ELEMENTS OF COMPENSATION

With respect to 2006, each of the named executive officers received compensation comprised of the following elements in the proportion below. The long-term award shown below is the award for the 2006 through 2008 performance period. Both annual and long-term awards are performance-based. Total direct compensation opportunity includes base salary and the target opportunity to earn an annual incentive award and a long-term incentive award, neither of which are guaranteed.

Named Executive Officer	Base Salary	Annual Incentive Award Target	Long-Term Incentive Award Target	At-Risk Compensation	Total Direct Compensation Opportunity
John A. Luke, Jr.	15%	17%	68%	85%	$6,502,000
E. Mark Rajkowski	27%	18%	55%	73%	$2,008,000
James A. Buzzard	21%	17%	62%	79%	$3,139,000
Wendell L. Willkie, II	33%	18%	49%	67%	$1,346,000
Mark T. Watkins	33%	18%	49%	67%	$1,324,000

VI.    AT RISK COMPENSATION

Goals for the annual and long-term incentive plans were established by the Committee at its January 2006 meeting and reviewed with the Board of Directors. The Committee evaluated the company’s 2006 performance in January 2007 to determine progress made against established objectives and, in light of above target performance for the 2006 year with respect to each of its pre-established goals, authorized award payments under the annual incentive award program at 120% of target performance. The Committee also authorized an additional discretionary payment to one named executive officer, other than the Chairman and Chief Executive Officer, for individual performance. While the Committee has discretionary authority to reduce annual incentive awards payable to the named executive officers, no such adjustments were made.

A.    2006 Annual Incentive Award

Each executive’s annual incentive target is comprised of goals for Earnings Before Interest and Taxes (EBIT), weighted at 45%, Free Cash Flow (FCF), weighted at 35%, and cumulative General & Administrative (G&A) savings, weighted at 20%.

The Committee believes these metrics to be the most crucial indicators of success. It is the Committee’s view that improved pre-tax earnings accompanied by greater cash flow are controllable metrics that each named executive officer has the ability to influence. With respect to G&A savings, the Committee endorsed management’s view that there was opportunity to improve bottom-line results and supported the company’s focus on achieving greater savings in targeted areas.

EBIT is defined as full year net sales less the cost of goods sold and selling, general and administrative expenses, excluding interest income and expense, corporate income taxes, extraordinary items, discontinued operations, restructuring charges and certain one-time costs and the cumulative effect of accounting changes. FCF is defined as full year discretionary cash flow less capital expenditures and dividends paid. G&A savings is defined as the accumulated annualized savings by the end of the year tracked by the company’s G&A tracking database.

Targets for 2006 were a function of EBIT set at $410 million, FCF set at $140 million and cumulative G&A savings set at $120 million. Under the annual incentive plan, actual performance for 2006 was calculated as follows: EBIT of $429 million, FCF of $160 million and G&A savings of $125 million.

B.    2006 Long-Term Incentive Award

Each executive’s long-term incentive award is payable solely in equity. Performance-based restricted stock unit awards are payable only if designated objectives for key financial and operational metrics are met, and in the case of stock options, value is earned only in the event of increased stock appreciation.

And, as noted above, 2006 long-term incentive comprises 49% to 68% of each named executive officer’s total direct compensation opportunity. The Committee believes the at-risk nature of such a significant portion of overall compensation ensures that executives remain focused on critical business objectives established by the company and links their reward with returns to shareholders. Long-term objectives for the performance-based restricted stock units are measured over a three-year performance period.

While there is no performance-based prerequisite to the vesting of stock options, in the event the market value of the common stock does not appreciate over the exercise price, the options will have no value. Designed at target, 2006 long-term awards are to be delivered 60% in the form of performance-based restricted stock units and 40% in the form of non-qualified stock options. Options vest pro rata annually over a three-year period based on service, and performance-based restricted stock units vest after the three-year period, subject to the attainment of financial metrics established by the Committee.

The size of each executive officer’s long-term incentive award is determined by application of his or her long-term incentive target expressed as a percentage of base salary, which the Committee examines annually to confirm that the target is reasonable when viewed against external competitive market data, peer group and general industry trends, over multiple years. The table below illustrates the long-term incentive award target with respect to each named executive officer. If company performance exceeds target levels, then performance-based restricted stock unit awards shall be adjusted proportionately, but not in excess of 200% of target.

Named Executive Officer	Percentage of Base Salary	Long- Term Incentive Target
John A. Luke, Jr.	450%	$4,432,500
James A. Buzzard	300%	$1,962,000
E. Mark Rajkowski	200%	$1,100,016
Wendell L. Willkie, II	150%	$661,500
Mark T. Watkins	150%	$650,775

Long-term award objectives for restricted stock unit awards established are: Return on Invested Capital (ROIC), weighted at 70% and Revenue from New Products, weighted at 30%.

ROIC is defined as the annual after-tax EBIT, using the actual year-end effective tax rate, divided by year-end invested capital, total debt less cash, plus equity, for the final year of the performance period. Revenue from New Products is defined as accumulated sales revenues over the performance period from new products, assuming there is a significant change in the characteristics or profit margin compared to alternate, non-new, offerings; total revenue from new products is expressed as a percentage of total revenue during the performance period.

The Committee believes it is critical for the company to achieve returns higher than the cost of capital and that improved ROIC is the best long-term metric for creating shareholder value. With respect to Revenue from New Products, as a percentage of sales, the Committee believes it is appropriate for the company to focus intensively at this time on achieving increased profitable sales through innovation.

The Committee cannot state with precision the percentage degree of difficulty required to meet the 2006-2008 targets, but believes that there is sufficient stretch built into such goals to require improved competitive company performance.

The maximum number of shares potentially deliverable from a 2006 long-term award is 200% of the original target award, increased by additional units credited from dividend equivalents during the vesting period. Awards for performance below the target level may be awarded based on proportional progress made toward the target. As is the case with the annual incentive program, the portion of the award attributable to performance-based restricted stock units is based solely on attainment of designated pre-approved financial metrics unless they are reduced at the discretion of the Committee.

VII.    OTHER ELEMENTS OF COMPENSATION

Base Salary: Base salary is designed to recognize each executive officer’s individual contribution to the company’s success in light of competitive norms based on general market data and data from the 17-member peer group discussed above, where appropriate.

Qualified Plans: The company maintains a qualified defined benefit pension plan and a qualified defined contribution 401(k) savings plan in the form of an employee stock ownership plan. The defined benefit pension plan formula is described under the Pension Benefits Table narrative on page 33. The savings plan formula permits an employee who contributes 3% of pay to receive a 100% matching contribution on such amount and an additional 50% matching contribution on the next 2% of pay contributed. Matching contributions under the savings plan are 100% vested immediately. Both the defined benefit and the savings plans provide for broad-based participation by company employees and cover each of the named executive officers.

Restoration Plans: The company also maintains two non-qualified, excess benefit plans that, with respect to earnings and benefits in excess of Internal Revenue Code limits on qualified plan benefits, mirror the benefit formulas under the defined benefit and savings plans. The non-qualified savings plan provides for the same matching contribution formula as the qualified plan described above and also permits executives to defer base salary and annual incentive cash compensation. The plan offers executives a choice of conventional investment vehicles with no assurance of any particular rate of return and does not guarantee an above market rate of return. The plan offers the same investment vehicles available under the company’s qualified 401(k) savings plan, with the addition of three other funds.

The company maintains these qualified and non-qualified plans to ensure an overall competitive compensation and benefits offering and to attract and retain top talent. The Committee believes it is essential that overall compensation and benefits, including retirement benefits, be competitive in the market place. All of the named executive officers participate in these plans. Further description of these plans accompanies the Pension Benefits and Non-qualified Deferred Compensation Tables on pages 34 and 35.

SERP: The company also maintains a supplemental executive retirement plan, designed to attract and retain executives who join the company in mid-career. Since the plan is designed to benefit mid-career hires, the Chairman and Chief Executive Officer as well as the President, due to long-standing service with the company, derive only limited benefit from this plan. See the Pension Benefits Table and narrative on page 34.

Perquisites: The company provides limited perquisites to executives. During 2006, the named executive officers participated in the same broad based health care plan available to all employees. The company did provide reimbursement for financial counseling. During the summer of 2006, the company relocated its corporate headquarters from Stamford, Connecticut to Richmond, Virginia and the President, whose office moved to Richmond, incurred commuting expenses, for lodging and travel, due to this relocation. The company provided additional compensation to the President in the form of a tax gross up, enabling him to pay applicable taxes associated with such expenses to eliminate any economic disadvantage to him resulting from the corporate headquarters relocation. The company also covered residential security guard services for the Chairman and Chief Executive Officer for a limited period of time. All of these expenses are disclosed in the Summary Compensation Table on page 29.

VIII.    SUMMARY COMPENSATION TABLE: A NOTE ABOUT THE TOTAL COMPENSATION COLUMN

The dollar amounts that appear beside each executive’s name in the total column of the Summary Compensation Table are the sum of the dollar amounts included in all of the other columns of that table. In reviewing this information, it is important to understand that some of the amounts listed opposite the name of an executive officer were not, in fact paid during 2006. Some of the amounts have not yet been earned, are subject to forfeiture and may never be paid. The amounts listed in the Summary Compensation Table included the following:

•	The stock option awards reported reflect amounts expensed in the 2006 year for accounting purposes only and were actually awarded in 2004, 2005 and 2006. These awards continue to be subject to a vesting schedule and the value ultimately realized upon exercise of any particular stock option may have no correlation with the value that is expensed and reported in the Summary Compensation Table.

•

The stock awards reported reflect amounts expensed in the 2006 year for accounting purposes only and were actually awarded in 2004, 2005 or 2006. These awards continue to be subject to a vesting schedule as well as the satisfactory achievement of long-term award objectives over multi-year performance periods. The value ultimately realized upon vesting may have no correlation with the value that is expensed and reported in the Summary Compensation Table.

•

The change in pension value is the change in the actuarial present value of accrued benefits under defined benefit plans. Benefits under these plans are not yet payable and will not be paid in a lump sum. The normal form of payment is a joint and 50 percent annuity payable over the life expectancy of the executive and his or her spouse.

These items have a significant impact on the amount reported in the total compensation column and were not paid in 2006.

IX.    FORFEITURE PROVISIONS

While the company does not maintain a broad based claw back policy that applies to all compensation, the Committee included claw back provisions in its 2006 equity awards for all employees, including options and performance-based restricted stock unit awards to named executive officers. A claw back provision allows the company to recover compensation paid to an executive, including an incentive bonus or performance-based equity in cases of a restatement of the company’s financial statements due to errors, omissions or fraud or in the case of misconduct. The company’s 2006 awards will be forfeited in the event the executive is terminated for gross misconduct.

X.    EMPLOYMENT CONTRACTS

The company does not maintain employment contracts for any of its named executive officers. However, each of the named executive officers is covered by a change of control agreement. The primary purpose of the agreements is to help ensure that the company can retain and count upon the undivided loyalty of its senior executives before, during and after the negotiation of a change of control. The agreements provide severance in the event of a change of control and a termination of employment without cause or a constructive termination within two years of the change of control. The mere announcement or shareholder approval of a transaction does not trigger payment of severance or give employees any other rights under the agreements. The Committee deemed this an important consideration when approving the arrangements, which were also approved by the Board of Directors.

XI.    STOCK OWNERSHIP GUIDELINES

The company maintains stock ownership guidelines designed to align the interests of its executives with the interests of its shareholders. The guidelines require that each named executive officer hold company stock valued at a multiple of base salary as set forth in the following table. Ownership guidelines must be met by January 2010, five years after the guidelines were implemented, or, in the case of new hires or promotions, within five years after the relevant event. Company stock considered towards this guideline include shares credited to an account in the company’s 401(k) plan, stock units payable under the company’s non-qualified restoration plan, service-based restricted stock awards and shares directly or indirectly owned.

Stock ownership as of December 31, 2006, reflects the following progress towards these guidelines based on the closing price of stock on such date as reported by the New York Stock Exchange:

Named Executive Officer	Guideline Multiple of Salary		Multiple of Salary Achieved as of 12/31/06
John A. Luke, Jr.	5	x	>5	x
James A. Buzzard	3	x	2.5	x
E. Mark Rajkowski	3	x	>3	x
Wendell L. Willkie, II	3	x	2.7	x
Mark T. Watkins	3	x	1.4	x

XII.    TAX AND ACCOUNTING CONSIDERATIONS

In addition to the factors described above, the Committee also considers the tax and accounting impact that each type of compensation has on the company and its executives. However, tax and accounting implications are only one of many factors considered in determining compensation mix and amount.

For example, Section 162(m) of the Internal Revenue Code only permits a tax deduction to public companies for individual compensation over one million dollars per year paid to a company’s Chief Executive Officer and to four other highly compensated executive officers, if the compensation is paid under a shareholder-approved plan that is considered performance-based, under Department of Treasury regulations. The Committee designed the annual and long-term incentive plans, in large measure, to meet the requirements of Section 162(m) and to ensure the deductibility of compensation payable under such plans. However, while the Committee considers the Section 162(m) impact on each component of compensation, it may in some instances determine to pay compensation even though it is not deductible where it believes such compensation furthers the company’s objectives and is otherwise appropriate.

XIII.    EQUITY GRANT PRACTICES

The Committee generally approves equity grants to the named executive officers once a year at its regularly scheduled meeting in February. The Committee also may approve equity grants at other times in the case of new hires or promotions. With respect to stock option grants made to each of the named executive officers in 2006, the Committee authorized the grant of the options at its regularly scheduled meeting in February 2006 and set all terms and conditions applicable to such options. The stock options were granted with an exercise price equal to the fair market value of the common stock underlying the options on the grant date. Consistent with past company practice, fair market value was the average of the high and the low sale prices of such stock, as reported by the New York Stock Exchange on the grant date and is a defined term under the company’s 2005 Performance Incentive Plan, under which all equity is awarded to company employees.

For 2006, the Committee delegated to the Chairman and Chief Executive Officer, a member of the Board of Directors, authority to grant equity awards to new hires and promoted executives, excluding executive officers. The terms and conditions of such awards followed the same terms and conditions approved by the Committee at its February 2006 meeting, although the exercise price was based on fair market value on the specific grant date, which is the last day of the quarter following the hire or promotion date. Subject to an annual limit established by the Committee, the Chief Executive Officer approved all such awards before the grant date. The company reports grant activity to the Committee at each of its regularly scheduled meetings.

The Committee also approved in 2006 a written policy describing its practices relating to equity grants to executives and the timing of such grants in relation to material non-public information, prohibiting the backdating of stock options, as well as confirming the previously existing delegation of authority to the Chief Executive Officer to award equity to non-executive officers. The company does not have a policy of timing its grants in relation to the announcement of material non-public information. The

Securities and Exchange Commission recently adopted regulations relating to executive compensation disclosure for reporting on the exercise price for stock option grants. Accordingly, the company’s written policy requires that option grants made in 2007 and after use an exercise price based on closing price as of the date of grant.

COMPENSATION COMMITTEE REPORT

The Compensation and Organization Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE

Susan B. Kropf, Chairman
Dr. Thomas W. Cole, Jr.
Richard B. Kelson
James M. Kilts
Timothy H. Powers

Compensation Committee Interlocks and Insider Participation

The Compensation and Organization Development Committee currently consists of Ms. Kropf as Chairman, Dr. Cole, Messrs. Kelson, Kilts and Powers. None of our executive officers served as:

(i)	a member of the compensation committee (or other board committee performing equivalent functions, or in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation and Organization Development Committee;

(ii)	a director of another entity, one of whose executive officers served on our Compensation and Organization Development Committee; or

(iii)	a member of the compensation committee (or other board committee performing equivalent functions, or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as our director.

Summary Compensation Table

The following table presents information concerning total compensation paid to the Chief Executive Officer and certain other executive officers of the company (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)(6)	Options Awards (2)(6)	Non-Equity Incentive Plan Compen- sation(3)	Change in Pension Value & Non-qualified Deferred Comp Earnings(4)(6)	All Other Compen- sation(5)	Total(6)
John A. Luke, Jr. Chairman & CEO	2006	$985,000	$0	$2,124,343	$670,294	$1,897,190	$364,180	$117,076	$6,158,083

E. Mark Rajkowski SVP, Chief Financial Officer	2006	$550,008	$0	$965,706	$198,325	$597,263	$68,755	$94,270	$2,474,327

James A. Buzzard President	2006	$654,000	$0	$962,154	$298,581	$853,287	$127,226	$60,009	$2,955,257

Wendell L. Willkie, II SVP, Gen’l Counsel & Sec’y	2006	$441,000	$0	$374,545	$113,015	$381,060	$138,769	$22,850	$1,471,239

Mark T. Watkins SVP, Technology & Forestry	2006	$433,850	$0	$351,244	$106,274	$326,218	$141,099	$151,490	$1,510,175
(1)	The amounts shown in this column represent the SFAS No. 123R compensation expense recognized in 2006 in connection with grants of service based restricted stock awards, and performance-based restricted stock units to named executive officers, excluding the effect of forfeitures, relating to awards made in 2004 through 2006. Assumptions used in the calculation of these amounts are included in footnote J to the company’s audited financial statements for the fiscal year ended December 31, 2006 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007.

(2)	The amounts shown in this column represent the SFAS No. 123R compensation expense recognized in 2006 in connection with non-qualified stock options granted in 2006 and prior years. Assumptions used in the calculation of these amounts are included in footnote J to the company’s audited financial statements for the fiscal year ended December 31, 2006 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007.

(3)	The amounts in this column reflect cash awards payable to the named executive officers under the 2006 Annual Incentive Plan earned in 2006, payable in 2007, and further discussed on page 23 under the heading VI. A. 2006 Annual Incentive Award. This column also includes the final award payment earned under a prior long term incentive plan, whose payment was subject to Committee approval and which was discontinued in January 2005.

(4)	The amounts in this column represent the actuarial increase in the present value of the named executive officers’ benefits under all pension plans maintained by the company between December 31, 2005 and December 31, 2006. The amounts calculated were determined with the following assumptions: SFAS No. 87 discount rate of 5.75% and 5.50% for 2006 and 2005, respectively, and an assumed unreduced retirement age (age 65 or 62 with 20 years of service). While amounts appear as a lump sum, the normal form of payment is an annuity payment, with the exception of Mr. Watkins who has an accrued benefit, as of December 31, 2002, under a prior plan that is payable in lump sum form. None of the named executive officers earned above market earnings in a non-qualified deferred compensation plan.

(5)	The amounts shown in this column are derived as follows:
Mr. Luke:

$8,800 annual contribution by the company to qualified 401(k) savings plan
$30,600 annual contribution by the company to non-qualified savings plan

$469 annual life insurance premium paid by the company
$66,351 relocation benefits paid by the company
$901 incremental cost* associated with personal use of aircraft
$9,955 charges for home security services

Mr. Rajkowski:

$16,555 reimbursement by the company for financial planning
$8,800 annual contribution by the company to qualified 401(k) savings plan
$13,200 annual contribution by the company to non-qualified savings plan
$262 annual life insurance premium paid by the company
$52,953 relocation benefits paid by company
$2,500 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive

Mr. Buzzard:

$735 reimbursement by the company for financial planning
$8,800 annual contribution by the company to qualified 401(k) savings plan
$17,360 annual contribution by the company to non-qualified savings plan
$311 annual life insurance premium paid by the company
$4,944 relocation benefits paid by company
$7,496 incremental cost* associated with personal use of aircraft
$13,806 related to commuting expenses including lodging, hotel and airfare
$6,557 tax gross-up related to the commuting expenses of $13,806 identified above

Mr. Willkie:

$8,800 annual contribution by the company to qualified 401(k) savings plan
$8,840 annual contribution by the company to non-qualified savings plan
$210 annual life insurance premium paid by the company
$5,000 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive

Mr. Watkins:

$8,100 reimbursement by the company for financial planning
$8,677 annual contribution by the company to qualified 401(k) savings plan
$207 annual life insurance premium paid by the company
$134,256 relocation benefits paid by company
$250 matching funds paid by MeadWestvaco Foundation to non-profits designated by executive

* Incremental cost is the aggregate incremental cost associated with commuting and relocation (personal) use of the company’s aircraft as determined on a per flight hourly basis, including the variable costs associated with actual flights, fuel used, landing fees, catering, aircraft maintenance and other variable costs, specifically incurred.

(6)	Stock option and restricted stock awards reported here reflect amounts reported in the 2006 year for accounting purposes only and were actually awarded in 2004, 2005 and 2006. These awards are subject to vesting schedules, and performance-based restricted stock unit awards vest only upon the successful attainment of performance metrics. The value ultimately realized upon the exercise of any particular stock option or the vesting of other performance based restricted stock unit awards may have no correlation with the value that is reported in the table.

Grants of Plan Based Awards in 2006

On February 27, 2006, the Compensation and Organization Development Committee (the “Committee”) made awards under the Company’s 2005 Performance Incentive Plan partially in the form of performance-based restricted stock units and partially in the form of non-qualified stock options. The Committee established individual award targets for each executive. It is anticipated (assuming target performance is achieved over the performance period) that the awards will be delivered 60% in the form of a restricted stock units and 40% in the form of non-qualified stock options. The Committee established a three year performance period for performance-based restricted stock units beginning January 1, 2006 and ending December 31, 2008, using the following performance goals and weightings: Return on Invested Capital (ROIC) (70%) and Revenue from New Products (30%). The portion of the award delivered as a non-qualified stock option is subject to a three-year pro rata vesting expiring on the third anniversary of the grant date, which would be February 27, 2009. Performance-based restricted stock units awards (assuming performance criteria are met) are payable in 2009 and are subject to a maximum payout of 200% of target performance with no minimum threshold. In the event of below target performance, the Committee shall reduce award values to reflect proportional progress made towards target performance levels.

During the vesting period, dividends on unvested restricted stock unit awards are credited to an executive’s award, but are not delivered until the award vests in full. No dividend rights attach to non-qualified stock options.

It has been the Company’s historical practice to award stock options with an exercise price equal to the “fair market value” of the common stock underlying the awards on the grant date. “Fair market value” is defined as the average of the high and the low of such stock as reflected on the New York Stock Exchange on the grant date and is a term and condition of all stock option awards approved by the Committee. This value is higher than the closing price on the February 27, 2006 grant date.

The table below shows the cash and equity awards that were granted to each of the named executive officers during 2006 under various plans.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Or Units (# of awards)	All Other Option Awards (# of awards)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock & Option Awards(3) ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (# of awards)	Target (# of awards)	Maximum (# of awards)
John A. Luke, Jr.	2/27/2006	$0	$1,083,500	$2,167,000							N/A
	2/27/2006				0	94,980	189,960				$2,676,062
	2/27/2006							0	192,300	$28.175	$1,473,018

E. Mark Rajkowski	2/27/2006	$0	$357,505	$715,010							N/A
	2/27/2006				0	23,570	47,140				$664,085
	2/27/2006							0	47,720	$28.175	$365,535

James A. Buzzard	2/27/2006	$0	$523,200	$1,046,400							N/A
	2/27/2006				0	42,040	84,080				$1,184,477
	2/27/2006							0	85,120	$28.175	$652,019

Wendell L. Willkie, II	2/27/2006	$0	$242,550	$485,100							N/A
	2/27/2006				0	14,180	28,360				$399,522
	2/27/2006							0	28,700	$28.175	$219,842

Mark T. Watkins	2/27/2006	$0	$238,618	$477,236							N/A
	2/27/2006				0	13,950	27,900				$393,041
	2/27/2006							0	28,230	$28.175	$216,242
(1)	See Compensation Discussion and Analysis for discussion of 2006 Annual Incentive Award targets and amounts actually earned in 2006. Actual payment is reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table and the accompanying footnote.

(2)

On February 27, 2006, the Committee made awards under the Company’s 2005 Performance Incentive Plan partially in the form of performance-based restricted stock units and partially in the form of non-qualified stock options. The Committee established individual award targets for each executive. The material terms of these awards are discussed in the narrative above; see Compensation Discussion and Analysis for discussion of Long-Term Incentive Award targets.

(3)	This amount represents the full grant value of equity awards (options and performance-based restricted stock awards) in 2006.

Outstanding Equity Awards At 2006 Fiscal Year-End(1)

The table below shows the equity awards that have been previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2006.

	Option Awards					Stock Awards(2)
	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Yet Vested (g)	Market Value of Unvested Shares of Stock(3) (h)	Equity Incentive Plan Awards: Number of Unvested Units or Shares (i)	Plan Awards: Payout Value of Unearned Shares(3) (j)
Name (a)	Exercisable (b)	Unexercisable (c)
John A. Luke, Jr.	92,149	0	0	$33.5374	11/25/2007
	92,149	0	0	$29.7359	11/24/2008
	116,399	0	0	$31.5722	11/23/2009
	150,349	0	0	$28.7694	11/28/2010
	155,199	0	0	$29.5567	11/27/2011
	50,000	0	0	$31.3750	5/24/2012
	175,000	0	0	$24.0000	1/28/2013
	66,668	33,332	0	$28.5900	2/23/2014
	0	192,300	0	$28.1750	2/27/2016
						40,000	$1,202,400	193,280	$5,809,997
E. Mark Rajkowski	23,334	11,666	0	$29.6150	8/16/2014
	0	47,720	0	$28.1750	2/27/2016
						54,000	$1,623,240	47,970	$1,441,978
James A. Buzzard	14,549	0	0	$33.5374	11/25/2007
	19,399	0	0	$29.7359	11/24/2008
	29,099	0	0	$31.5722	11/23/2009
	48,499	0	0	$28.7694	11/28/2010
	58,199	0	0	$29.5567	11/27/2011
	20,000	0	0	$31.3750	5/24/2012
	55,000	0	0	$24.0000	1/28/2013
	30,001	14,999	0	$28.5900	2/23/2014
	0	85,120	0	$28.1750	2/27/2016
						20,000	$601,200	85,550	$2,571,633
Wendell L. Willkie, II	29,099	0	0	$33.5374	11/25/2007
	29,099	0	0	$29.7359	11/24/2008
	33,949	0	0	$31.5722	11/23/2009
	38,799	0	0	$28.7694	11/28/2010
	38,799	0	0	$29.5567	11/27/2011
	20,000	0	0	$31.3750	5/24/2012
	35,000	0	0	$24.0000	1/28/2013
	13,334	6,666	0	$28.5900	2/23/2014
	0	28,700	0	$28.1750	2/27/2016
						12,000	$360,720	28,850	$867,231
Mark T. Watkins	15,561	0	0	$32.9855	2/25/2008
	15,560	0	0	$28.7380	2/24/2009
	10,270	0	0	$30.2442	2/23/2010
	13,071	0	0	$26.1570	6/27/2011
	20,000	0	0	$31.3750	5/24/2012
	31,000	0	0	$24.0000	1/28/2013
	11,668	5,832	0	$28.5900	2/23/2014
	0	28,230	0	$28.1750	2/27/2016
						10,000	$300,600	28,380	$853,103
(1)	This table includes only those grants outstanding as of December 31, 2006; stock options that expire prior to the end of fiscal 2006 are excluded from this table. Stock options vest with respect to one-third of the shares subject to grant on each of the first three anniversaries of the option’s grant date. Stock option grant dates are ten years earlier than the option expiration date reported in this table.

(2)

Service-Based restricted stock awards (columns g and h) granted on February 23, 2004, will vest in full on the third anniversary of the grant date; Performance share awards (columns i and j), granted on February 22, 2005, will vest in full on the third anniversary of the grant date, subject to the satisfactory attainment of performance goals attached to such awards as determined by the Committee; Performance-Based restricted stock units (columns i and j) granted on February 27, 2006, will vest in full on the third anniversary of the grant date, subject to the satisfactory attainment of performance goals attached to such awards as determined by the Committee; values for performance based grants in 2005 and 2006 are calculated based on “target performance.”

(3)	Market values have been estimated using a stock price of $30.06, which was the closing price on December 29, 2006.

Option Exercises and Stock Vested during Fiscal 2006

This table shows the stock options that were exercised by, and the restricted stock that vested for, each named executive officer during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
John A. Luke, Jr.	92,149	$140,426	0	$0
E. Mark Rajkowski	0	$0	0	$0
James A. Buzzard	12,609	$26,402	0	$0
Wendell L. Willkie, II	24,249	$32,225	0	$0
Mark T. Watkins	0	$0	0	$0

Pension Benefits

Qualified Retirement Plan: The company’s qualified retirement plan covers all salaried employees and provides an unreduced benefit payable at age 65 (or 62 if the employee has 20 years of service). The retirement benefit payable is equal to 1.6% of final average earnings (or pay) times years of benefit service (up to a maximum of 40 years), minus an employee’s primary social security benefit multiplied by 1.25% times years of benefit service (up to a maximum of 40 years of service). The formula is illustrated below:

[	1.6% x	Years of Benefit Service (up to 40)	x Final Average Pay	]	—	[	Primary Social Security Benefit	x 1.25% x	Years of Benefit Service (up to 40)	]

The normal form of payment is a 50% joint and survivor annuity for married participants and a single life annuity for unmarried participants. Participants may choose optional annuity and installment forms (spousal consent required of married participants). A cash lump sum is not available to any executive listed in the table except Mr. Watkins for whom a lump sum payout has been preserved under a prior plan with respect to his accrued benefit as of December 31, 2002. Final average pay generally includes all income reported on Form W-2, but excludes long-term incentive compensation, severance pay, retention and hiring bonuses. Final average pay includes the participant’s highest 5 years of pay within the last 10 year period. Employees become 100% vested in their retirement benefit after completing 5 years of service. An employee may retire early and receive a benefit at age 55 (with 5 years of service) subject to reduction for early payment. The reduction, generally, is 3% per year for each year by which the actual retirement date precedes the participant’s 65th birthday and 6% per year for each year by which the actual retirement date precedes the participant’s 62nd birthday. Both Messrs. Luke and Willkie are eligible to retire early as a result of their age and service with the company.

Retirement Restoration Plan: The company maintains a non-qualified retirement restoration plan that mirrors benefits provided under the qualified retirement plan following the same formula but recognizing compensation in excess of the Internal Revenue Code limit, which was $220,000 for 2006. All of the named executive officers are participants in this plan. Benefits are payable in annuity form only and a lump sum is not available.

MeadWestvaco Executive Retirement Plan (“MERP”): The company also maintains a non-qualified supplemental executive retirement plan, whose purpose is to assist in recruiting mid-career executive hires that may forfeit retirement benefits due to early termination from another employer. The plan follows the benefit formula and vesting schedule under the company’s qualified retirement plan described above, but recognizes additional service equal to .75 for each year of actual service completed by an executive up to a maximum number of years equal to the executive’s age at hire minus 30. Generally, plan benefits are payable in annuity form (except in the case of a change of control) and are subject to reduction for early retirement. In the case of an executive whose service and age equal 80 the reduction for early payment is slightly reduced. Mr. Buzzard is not entitled to additional service under this plan as his age at date of hire minus 30 equals 0. Given Mr. Luke’s long service with the company he accrues limited service under the plan. Although Mr. Watkins earns no additional service under the MERP, he has an accrued benefit earned under a prior plan.

Pension Benefits Table at 2006 Fiscal Year-End

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each executive, under the company’s defined benefit pension plans determined using interest rate and mortality rate assumptions consistent with those used in the company’s financial statements.

Name	Plan Name	Number of Years of Credited Service (1)(3) (#)	Present Value of Accumulated Benefit(2) ($)		Payments During Last Fiscal Year ($)
John A. Luke, Jr.	Qualified Restoration MERP	27.667 27.667 27.980	$ $ $	800,849 5,546,090 72,657	$ 0 $ 0 $ 0

E. Mark Rajkowski	Qualified Restoration MERP	2.417 2.417 4.230	$ $ $	32,834 80,197 87,084	$ 0 $ 0 $ 0

James A. Buzzard	Qualified Restoration MERP	28.583 28.583 28.583	$ $ $	598,886 2,098,104 0	$ 0 $ 0 $ 0

Wendell L. Willkie, II	Qualified Restoration MERP	12.000 12.000 21.000	$ $ $	267,653 555,658 637,675	$ 0 $ 0 $ 0

Mark T. Watkins	Qualified Restoration MERP	9.417 9.417 9.417	$ $ $	177,867 310,928 497,411	$ 0 $ 0 $ 0
(1)	The number of years of credited service includes service recognized under the MERP in excess of actual service performed by the executive. The MERP potentially provides an additional .75 year of credited service for each year of actual service up to a maximum equal to the executive’s age at hire minus 30.

(2)	The Present Value of the Accumulated Benefit (PVAB) was provided by Hewitt Associates as the present value of the December 31, 2006 accrued benefit using the following assumptions: SFAS No. 87 discount rate of 5.75%; Mr. Watkins is eligible to receive a lump sum payment of his accrued benefit as of December 31, 2002, while other named executive officers receive their benefit payment in annuity form; interest rate for lump sum is 4.75% using the 1994 mortality table set forth in Revenue Ruling 2001-62 (congruent with SFAS No. 87 assumptions); postretirement mortality table used for the annuity calculation is the RP2000 table projected to 2019, (congruent with SFAS No. 87 assumptions); no withdrawal, disability, or death prior to retirement age. The SFAS No. 87 valuations for the qualified and restoration plans have assumptions for these events; the MERP plan only has an assumption for preretirement death; retirement at unreduced retirement age; calculations include both vested and non-vested benefits.

(3)	While Mr. Watkins earns no additional service under the MERP, he has an accrued benefit earned under a prior plan.

Non-qualified Deferred Compensation

MeadWestvaco Deferred Income Plan (“DIP”): The company maintains a non-qualified deferred compensation plan that permits executives to voluntarily defer up to 80% of base salary, annual incentive cash compensation and long term incentive cash compensation. The plan also operates as an excess benefit plan enabling employees to defer salary and matching contributions in excess of Internal Revenue Code limits that apply to the company’s qualified 401(k) plan. Any amounts contributed by executives may be allocated towards notional accounts into up to 20 investment funds as directed by the participant except with respect to company matching contributions, which are automatically invested in a company “phantom” stock fund. There is no guaranteed investment return with respect to any of the funds. Executives may choose to receive a distribution of their account balance upon termination of employment, or early or normal retirement in either a lump sum or installment payments. Limited in-service withdrawals are permitted based on future dates specified in advance by participants and evidenced by written distribution elections.

The investment funds available to an executive under the deferred income plan generally mirror the investment options available to all employees who participate in the company’s broad based qualified 401(k) savings plan, plus three additional funds which are available to investors.

Non-qualified Deferred Compensation at 2006 Fiscal Year-End(1)

The table below presents information on each of the named executive officers’ non-qualified deferred compensation plan accounts for 2006.

Name (a)	Executive Contributions in Last Fiscal Year (b)	Registrant Contributions in Last Fiscal Year (c)	Aggregate Earnings in Last Fiscal Year (d)	Aggregate Withdrawals/ Distributions (2) (e)	Aggregate Balance at Last Fiscal Year-End (f)
John A. Luke, Jr.	$38,250	$30,600	$194,281	$0	$1,989,347
E. Mark Rajkowski	$42,626	$13,200	$16,494	$0	$148,145
James A. Buzzard	$161,308	$17,360	$62,519	$0	$1,028,906
Wendell L. Willkie, II	$11,050	$8,840	$60,731	$546,739	$546,391
Mark T. Watkins	$70,080	$0	$186,213	$36,128	$1,276,395
(1)	Company contributions (column c) are also included in the Summary Compensation Table, in the “All Other Compensation” Column.

(2)	The plan under which executives defer compensation permits “scheduled” in-service withdrawals.

Potential Payments Upon Termination and Change of Control

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2006, given the named executive’s compensation and service levels as of such date and, if applicable, based on the company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available to all salaried employees, such as distributions under the company’s 401(k) plan, early retirement subsidy and accrued vacation pay.

The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of an executive’s actual separation from the company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age.

Potential Payments Upon Termination

(other than Change of Control)

The table below shows the severance benefits that would be payable to each of the named executive officers who experience an involuntary termination of employment from the company, excluding death, disability or a termination based on “misconduct” as defined in the company’s standard severance plan available to all salaried employees.

	John A. Luke Jr.	E. Mark Rajkowski	James A. Buzzard	Wendell L Willkie, II	Mark T. Watkins
Cash Severance(1)	$1,970,000	$1,100,016	$1,308,000	$882,000	$867,700
Post-Termination Health Care(2)	$11,022	$10,815	$10,864	$10,763	$10,759
Outplacement Services(3)	$6,432	$6,432	$6,432	$6,432	$6,432

Total	$1,987,454	$1,117,263	$1,325,296	$899,195	$884,891
(1)	The company maintains a broad-based standard severance plan, which covers all salaried and non-union employees, including the named executive officers and which provides for a cash lump sum severance payment in the amount of 2x base salary for these executives.

(2)	This represents the value of one-year of continued health and life insurance benefits, which is provided by the plan. Medical and dental amounts are based on the company’s self-funded projected premium cost for actual coverage selected by participants; life, accidental death and dismemberment and long-term disability amounts reflect premiums paid by the company based on the employee’s salary.

(3)	This represents the value of nine months of outplacement services, a benefit that is also provided for under the terms of the plan.

Potential Payments Upon Termination – Death or Disability

Stock Options: In the event of termination of employment due to death, unvested options become immediately vested and remain exercisable for three-years from termination. If termination occurs due to disability, pre-2006 awards continue to vest for three-years and 2006 awards become immediately vested and remain exercisable for three-years from termination. The intrinsic value of unvested options that would vest or continue to vest is: John A. Luke, Jr. $411,484, E. Mark Rajkowski $95,144, James A. Buzzard $182,500, Wendell L. Willkie, II $63,899, and Mark T. Watkins $61,787. These values assume termination of employment occurs on December 31, 2006, with Company’s closing stock price of $30.06.

2004 Service Based Restricted Stock Awards: In the event of termination of employment due to death or disability before the completion of the three-year vesting period, awards vest immediately. The value of unvested awards that would vest assuming a December 31, 2006 termination date is: John A. Luke, Jr. $1,202,400, E. Mark Rajkowski $1,623,240, James A. Buzzard $601,200, Wendell L. Willkie, II $360,720, and Mark T. Watkins $300,600.

2006 Performance-Based Restricted Stock Units: In the event of termination of employment due to death or disability before the third, but after the first anniversary of the award date, a pro rata portion of the award immediately vests, subject to Committee’s determination that performance criteria attached to such awards have been satisfied. The value of unvested awards that would vest assuming a December 31, 2006 termination date is: John A. Luke, Jr. $793,083, E. Mark Rajkowski $196,810, James A. Buzzard $351,034, Wendell L. Willkie, II $118,403, and Mark T. Watkins $116,483.

Potential Payments Upon Termination Following a Change of Control

Change of Control Agreements:

Each of the named executive officers is covered by a change of control agreement. Each change of control agreement provides for continued employment for two years after a change of control on terms substantially similar to those in effect before the change of control. An executive will receive severance benefits in the event of a qualifying termination of employment upon or within two years following a change of control, or prior to a change of control if the termination occurs at the request of a party to the change of control or is otherwise in connection with a change of control. The table below presents the amount that would have been realized by each of the named executive officers if a change of control and immediate termination of employment had occurred as of December 31, 2006.

A qualifying termination is a termination of employment by the company other than for cause or disability, or a termination of employment by the executive for good reason.

Under the change of control agreements, a change of control is defined as:

(1)	acquisition by an individual or entity of 20% of the stock or voting rights of the company;

(2)	contested change in a majority of the company’s board;

(3)	consummation of a business combination, unless (a) more than 60% of the stock and voting rights is retained by the shareholders of the company before the change of control, (b) a majority of the surviving company’s board were members of the company’s board, before the change of control, and (c) no new shareholder owns 20% or more of the resulting company; or

(4)	shareholder approval of a complete liquidation of company.

A merger of equals is defined as a business combination in which (i) at least 50% of the members of the continuing board were members of the company’s board and (ii) either (x) the CEO position in the surviving company is occupied by an individual employed by the company before the business combination or (y) a majority of the leadership positions reporting directly to the CEO of the surviving company are occupied by individuals employed by the company before the business combination.

Good reason means a material reduction in position, duties, responsibilities or salary grade, a failure of the company to comply with the agreement, or a change in the executive’s office location of more than 40 miles. In the event of a merger of equals, however, an executive’s position may be changed as long as the executive continues to have responsibilities that are in the aggregate comparable to the executive’s previous responsibilities, and an across the board change in compensation is not considered a triggering event. In the event of a merger of equals, neither a reduced scope of responsibilities resulting from the fact that the merger has created a larger organization, nor a change in title or reporting responsibilities, shall be the sole basis for good reason.

Cause is defined to mean the executive’s willful and continued failure to perform duties, willful engagement in gross misconduct, or a violation of the company’s Code of Conduct that is materially injurious to the company.

Severance Compensation:

Except as described below, the lump sum severance amount payable to each executive is equal to no more than three times the executive’s compensation, which is defined under the agreement as annual base salary plus average annual and long-term cash incentives paid over the three years before the change of control. The multiple is reduced if the executive is within three years of age 65 or had announced his or her retirement. Each executive is also entitled to a pro rata bonus for the year of termination and continued health and other benefits for a period of three years, plus payment for outplacement services. The three-year multiple is reduced to two years for Mr. Watkins. As a condition to receipt of severance benefits, an executive is required to execute a general release of claims against the company.

Long-term equity awards are not included in the calculation of an executive’s lump sum severance described above. The company’s long-term cash incentive program was discontinued after 2005.

Severance pay triggered as a result of a good reason termination based solely on relocation, following a merger of equals business combination, reduces the severance pay multiple by one-half.

Pension Benefits:

In the event of a qualifying termination of employment following a business combination that is not a merger of equals, the executive is entitled to a lump sum payment equal to the actuarial equivalent of the qualified defined benefit and restoration plan benefit (excluding the MeadWestvaco Executive Retirement Plan) that would have been earned if the executive had remained employed by the company during the severance period. This value is disclosed in the table describing change in control severance payment under the “pension” heading above. In the event of a merger of equals business combination, no enhanced pension is payable.

In the event of a business combination that is not a merger of equals, the MERP provides for accelerated vesting of an executive’s benefit and immediate payment of his or her accrued benefit in a single lump sum. The value of the MERP change in control benefit is included in the table describing change in control severance payments, under the “pension” heading.

Equity Acceleration:

Terms and conditions of equity awards (including those for named executive officers) are set forth in individual award agreements, not in change of control agreements. Generally, awards assumed by an acquirer vest upon an executive’s termination of employment (without cause) within two years following a business combination that is not a merger of equals. In the case of performance-based awards, accelerated vesting is prorated based on when the change of control event occurs within the performance period. If awards are not assumed by an acquirer, they become fully vested immediately prior to the change of control event.

Excise Taxes:

The Company has agreed to make each executive covered by a change of control agreement whole for any parachute excise tax imposed under section 4999 of the Internal Revenue Code on a change of control payment, unless the payments are less than 110% of the safe harbor amount. The safe harbor amount is 2.99 times the executive’s average taxable compensation for the five years that ended before the change of control. If the gross-up payment is not made, the amounts payable under the agreement will be reduced by the amount necessary to avoid imposition of the excise tax.

The change of control agreements have a term of three years and are automatically extended annually, unless the company gives advance notice of non-renewal. The named executive officers are not covered by any employment agreement other than the change of control agreements.

Change In Control Severance Payments(1)

	John A. Luke Jr.	E. Mark Rajkowski	James A. Buzzard	Wendell L. Willkie, II	Mark T. Watkins
Cash Severance(2)	$5,765,650	$2,389,656	$3,127,513	$1,843,040	$1,231,300
Pro-Rata Bonus(3)	$936,883	$246,552	$388,504	$173,347	$181,800
Long-Term Cash(4)	$1,462,725	$363,005	$647,460	$218,295	$214,756
Intrinsic Value of Stock Options(5)	$362,486	$89,952	$160,451	$54,099	$53,214
Restricted Stock(6)	$1,202,400	$1,623,240	$601,200	$360,720	$300,600
Performance Shares(7)	$3,906,598	$969,635	$1,729,151	$583,064	$573,545
Pension(8)	$2,057,769	$307,638	$3,228,071	$317,611	$825,320
Post-Termination Health Care(9)	$33,066	$32,445	$32,592	$32,289	$21,518
Outplacement Services(10)	$6,432	$6,432	$6,432	$6,432	$6,432

Value of Benefit Prior to Gross-Up	$15,734,009	$6,028,555	$9,921,374	$3,588,897	$3,408,485
Excise Tax Gross-Up	$7,264,542	$2,103,604	$4,845,895	$1,471,465	$1,471,749

Total	$22,998,551	$8,132,159	$14,767,269	$5,060,362	$4,880,234

(1)	Assumes a stock price of $30.06 and a termination date of December 31, 2006; actual value will vary based on changes in MeadWestvaco’s stock price as of any actual change in control date.

(2)	Change in control cash severance is equal to 3 times (2 times for Mr. Watkins) salary plus average annual and long-term cash awards over last 3 years; calculations include residual cash payout from prior incentive awards.

(3)	Represents pro-rata bonus based on three-year average annual incentives payable upon termination in connection with a change in control.

(4)	Represents vesting of the cash portion of the 2005 long term incentive plan award at target.

(5)	Pre-2006 stock options have no change in control protection (unvested stock options are forfeited).

(6)	Represents fully vested restricted stock units. All restricted shares are unvested as of December 31, 2006; however, under a change in control scenario, there is accelerated vesting and all shares become fully vested as of termination date.

(7)	The 2005 performance awards vest at target upon termination in connection with a change-in-control; the 2006 performance awards vest at target, pro-rated at 33% for the percentage of the performance period elapsed at the time of termination.

(8)	Represents incremental pension value upon a change in control attributable to supplemental MeadWestvaco Executive Retirement Plan and enhanced pension under change in control agreements.

(9)	Represents the value of 3 years (2 years for Mr. Watkins) of continued health and life insurance benefits; medical and dental amounts are based on the company’s self-funded projected premium cost for actual coverage selected by participant; life, accidental death and dismemberment and long-term disability amounts reflect premiums paid by the company based on the employee’s salary.

(10)	Represents the value of outplacement services.

3.    Stockholder Proposal on Director Election Majority Vote Standard

The following proposal (Item 3 on the proxy card), if properly presented, will be considered at the meeting. The name, address and share holdings of the stockholder proponent will be supplied upon request.

Resolved: That the shareholders of MeadWestvaco Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in director elections, our company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all direct elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, Dell, Motorola, Texas Instruments, Wal-Mart, Safeway, Home Depot, Gannett, Marathon Oil, and Supervalu, have adopted a majority vote standard in company by-laws. Additionally, these companies have adopted bylaws or policies to address post-election issues related to the status of director nominees that fail to win election. Our Company has not established a majority vote standard in Company bylaws, opting only to establish a post-election director resignation governance policy. The Company’s director resignation policy simply addresses post-election issues, establishing a requirement for directors to tender their resignations for board consideration should they receive more “withhold” votes than “for” votes. We believe that these director resignation policies, coupled with the continued use of a plurality vote standard, are a wholly inadequate response to the call for the adoption of a majority vote standard.

We believe the establishment of a meaningful vote policy requires the adoption of a majority vote standard in the Company’s governance documents, not the retention of the plurality vote standard. A majority vote standard combined with the Company’s current post-election director resignation policy would provide the board a framework to address the status of a director nominee who fails to be elected. The combination of a majority vote standard with a post-election policy establishes a meaningful right for shareholders to elect directors, while reserving for the board an important post-election role in determining the continued status of an unelected director.

We urge the board to adopt a majority vote standard.

Statement in Opposition:

We recommend a vote against this proposal because the Board has implemented a majority voting policy we consider superior to the proposal. At our 2006 annual meeting, a similar proposal urging the adoption of a majority voting standard in all elections of directors was rejected by shareholders, receiving affirmative votes from approximately 33.24% of the shares voting on the proposal.

Most large public companies that are incorporated in Delaware and elsewhere use a plurality voting standard for the election of directors. During 2006, both the Delaware General Corporation Law, which applies to MeadWestvaco, and the Model Business Corporation Act, which is followed by a substantial majority of the states other than Delaware, were amended to enable a corporation to choose what voting standard should apply to director elections, but in both cases the plurality standard was retained as the default standard.

On December 22, 2005, the Board adopted a majority voting policy whereby any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee must promptly consider such tendered resignation and provide its recommendation to the Board whether to accept or reject the tendered resignation. The determination of the Board, including an explanation of how the decision was reached, would then be publicly disclosed in an SEC filing. The complete text of the company’s majority voting policy is set forth on page 15.

The Board is committed to implementing corporate governance provisions that will foster the enhancement of stockholder value. In addition to its decision to adopt a majority vote policy, the Board proposed, and received stockholder approval for, the phase-in of annual election of all directors, to be fully effective at the 2009 annual meeting. The Board firmly believes stockholders should actively participate and play a meaningful role in the election of directors. While the Board is sensitive to the concerns underlying the stockholder’s proposal, the Board believes that implementation of a majority vote standard as proposed by the stockholder would result in ambiguity and uncertainty in the conduct of elections to the Board, particularly in situations where a substantial number of directors may not be elected. In addition, the majority vote standard as proposed by the stockholder imposes a restrictive mandate that limits the Board’s ability to address issues which may have been the impetus for a failed election. The Board believes that its majority voting policy is a flexible and appropriate alternative.

The Board believes that its recently adopted majority voting policy provides stockholders with a greater voice in the election of directors and a better structure for director accountability than the stockholder’s proposal.

For these reasons, your Board of Directors unanimously recommends that you vote AGAINST the proposal.

4.    Stockholder Proposal on Redemption of Shareholder Rights Plan

The following proposal (Item 4 on the proxy card), if properly presented, will be considered at the meeting. The name, address and share holdings of the stockholder proponent will be supplied upon request.

[4] – Redeem the Poison Pill

Resolved: Shareholders request that our Board take the steps to redeem the poison pill or subject it to a shareholder vote. Currently our management is protected by a poison pill that triggers at a 15% threshold. A poison pill has the potential to give our directors increased job security if our stock price declines significantly due to our directors’ poor performance.

Supporting Statement:

“Poison pills … prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it’s doing a poor job. They water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs.”

“Take on the Street” by Arthur Levitt, SEC Chairman, 1993-2001.

“[Poison pill] That’s akin to the argument of a benevolent dictator, who says, ‘Give up more of your freedom and I’ll take care of you.’”

T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for 25 years.

“That’s the key negative of poison pills – instead of protecting investors, they can also preserve the interests of management deadwood as well.”

Morningstar.com, Aug. 15, 2003

This topic won a 52% yes-vote average at 12 major companies in 2006. The Council of Institutional Investors www.cci.org formally recommends adoption of this proposal topic. On a positive note our board adopted annual election of each director. However, it will not be fully implemented until 2009.

It is important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance, in 2006 it was reported (and certain concerns are noted):

•	We had no Independent Chairman and not even a Lead Director – Independent oversight concern.

•	Plus our Chairman/CEO, Mr. Luke, served on two boards rated D by The Corporate Library (TCL) http://www.thecorporatelibrary.com/ an independent investment research firm:

1)	Bank of New York (BK)

2)	Timken (TKR)

•	Other directors served on boards rated D by The Corporate Library:

1) Mr. Kelson	PNC Financial (PNC)	D-rated
2) Mr. Kilts	MetLife (MET)	D-rated
3) Mr. Krol	Ace Limited (ACE)	D-rated
	Tyco International (TYC)	D-rated

•

Additionally, Mr. Krol was designated as a “Problem Director” by The Corporate Library due to his involvement with the board of Armstrong Holdings, which with at least two subsidiaries, filed for Chapter 11 Bankruptcy.

•	We had to marshal an awesome 75% shareholder vote to make certain key changes – Entrenchment concern.

•	Cumulative voting was not allowed.

•	Five directors were active CEOs – Over commitment and independence concerns.

•	No shareholder right to act by written consent.

•	No shareholder right to call a special meeting.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes;

Redeem the Poison Pill

Yes on [4]

Statement in Opposition:

We recommend a vote against this proposal because we believe that the company’s rights plan assists the Board in protecting and enhancing shareholder value.

The company’s Stockholder Rights Plan (the “Rights Plan”), in the Board’s view, is an important tool that enables it to maximize stockholder value in the event of a proposed acquisition of control of the company. The Rights Plan allows the Board to protect the company and its stockholders from unfair and coercive takeover tactics, such as a partial or two-tier tender offer, a “creeping acquisition” or other tactics that your Board believes would be unfair to the company’s stockholders. Similar plans are in effect at approximately 1,600 public companies.

The Rights Plan is Designed to Help the Board Enhance Stockholder Value

The objective of the Board in adopting the Rights Plan was, and continues to be, the preservation and maximization of the company’s value to all stockholders. The Rights Plan is not intended to prevent a takeover of the company and it does not change or diminish the fiduciary obligations of the company’s Board. The Rights Plan is not designed or intended to prevent an unsolicited, non-abusive offer to acquire the company at a fair price. Rather, it is designed to encourage potential acquirers to negotiate directly with the Board and thereby foster takeover offers that are fair and in the best interests of the company’s stockholders. The Board, 12 of whose 13 members are independent under the New York Stock Exchange rules, is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer and seek a higher price if there is to be a sale of the company. The Rights Plan strengthens the ability of the Board to fulfill its fiduciary duties under Delaware law. Because the Board has the power to redeem the rights issued under the Rights Plan prior to the acquisition of a 15% stake and thereby remove the impediment to the completion of an acquisition of the company, a prospective acquirer seeking to persuade the Board to redeem the rights may propose a higher takeover price, an offer for all shares rather than a partial offer or better takeover terms than would be proposed if no Rights Plan were in place. In summary, the Rights Plan allows your Board to evaluate offers, investigate alternatives and take the necessary steps to maximize stockholder value. Without the protection of the Rights Plan, your Board would lose important bargaining power in negotiating the transaction with a potential acquirer or pursuing a potentially superior alternative.

Evidence Shows that Rights Plans are Effective

Merger and acquisition activity over the last 15 years shows that plans similar to the Rights Plan neither prevent unsolicited offers from occurring nor prevent companies from being acquired at prices that are fair and adequate to stockholders. A study by J.P. Morgan published in 2001, analyzing 397 acquisitions of U.S. public companies from 1997 to 2000 where the purchase price exceeded $1 billion, found that companies with rights plans in place received a median premium of 35.9% compared to 31.9% for companies without a rights plan. A more recent study, based upon data from transactions in the period from January 1, 2002 to June 30, 2005, concluded that companies with rights plans on average commanded higher takeover premiums than companies without such plans. A 1997 study published by Georgeson & Company of takeover premiums during the period from 1992 to 1996 also concluded that premiums paid to acquire target companies with rights plans were higher than premiums paid for target companies that did not have such plans. In addition, the Georgeson study concluded that the presence of a rights plan did not increase the likelihood of the defeat of a hostile takeover bid or the withdrawal of a friendly bid and that rights plans did not reduce the likelihood that a company would become a takeover target. Thus, empirical evidence suggests that rights plans serve their principal objectives: protection against inadequate offers and abusive tactics and increased bargaining power resulting in higher value for stockholders. Indeed, many companies with rights plans have received unsolicited takeover proposals and have redeemed their rights after their board of directors concluded that the offer, as negotiated by such board of directors, adequately reflected the intrinsic value of the company and was fair and equitable to all stockholders.

In short, the Board believes that the adoption and maintenance of the Rights Plan is the responsibility of your Board and will enhance stockholder value. Neither the Delaware General Corporation Law nor the rules of the New York Stock Exchange require stockholder approval for adoption or maintenance of the Rights Plan. To redeem the Rights Plan now, in the absence of an acquisition proposal, would remove an important tool that the Board should have for the protection of stockholders and would leave stockholders vulnerable to an unfair and potentially coercive takeover offer. This would, in the Board’s view, eventually reduce long-term value for stockholders. The Board believes that any decision to redeem the Rights Plan should be made by the Board in the context of a specific acquisition proposal.

For these reasons, your Board of Directors unanimously recommends that you vote AGAINST the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company’s officers and directors, and persons who own more than 10% of a registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. The company’s administrative staff regularly assists its executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely upon a review of the copies of such reports furnished to the company and of such reports in its possession, and of representations by certain reporting persons, the company believes that all of its directors, executive officers and 10% stockholders complied with all filing requirements under Section 16(a) in 2006, except that a Form 4 for John A. Luke, Jr. reporting a monthly contribution of MeadWestvaco stock units to the company’s Deferred Income Plan, equivalent to 146.95 shares, were not timely reported.

Equity Compensation Plan Information

At December 31, 2006

(shares in thousands)

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a	)	(b	)	(c	)
Equity compensation plans approved by stockholders	13,485		$29.49		10,983
Equity compensation plans not approved by stockholders	—		—		—

Total	13,485		$29.49		10,983

There are no equity compensation plans of the company that have not been approved by stockholders.

For additional information related to the above plans, see Note J of the company’s Consolidated Financial Statements in Item 8 - Financial Statements and Supplementary Data, of the company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Expenses of Solicitation

All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the company. In addition to solicitation by mail, directors, officers and employees of the company may solicit proxies and voting instructions in person, by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The company has retained Georgeson Inc., at an estimated cost of $13,500, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements also will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Stockholder Proposals and Nominations

Stockholder proposals intended for inclusion in the company’s 2008 Proxy Statement must be received by the Secretary of the company not later than November 27, 2007. In addition, MeadWestvaco’s bylaws outline procedures that stockholders of record must follow to nominate directors or to bring other business before stockholders’ meetings. For a stockholder to nominate a candidate for director at the 2008 Annual Meeting of Stockholders, notice of such nomination must be given to the Secretary of the company not later than 90 days in advance of such meeting. The notice must describe various matters regarding the nominee and conform to requirements specified in the company’s bylaws, a copy of which can be obtained by contacting the Secretary of the company. For a stockholder of record to bring other business before the 2008 Annual Meeting of Stockholders, notice must be given to the Secretary of the company between January 1, 2008 and January 31, 2008, and must include a description of the proposed business, the reason for conducting such business and other specified matters.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of the company’s shares, your broker, bank or other nominee may only deliver one copy of the company’s proxy statement and annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the company by telephone at (203) 461-7500 or by submitting a written request to Corporate Secretary, MeadWestvaco Corporation, Five High Ridge Park, Stamford, Connecticut 06905. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Wendell L. Willkie, II

Senior Vice President, General Counsel and Secretary

March 26, 2007

ANNEX A

MeadWestvaco

Corporate Governance Principles

The mission of the Board of Directors is to foster the success of MeadWestvaco Corporation, including the enhancement of long-term stockholder value. It is the duty of the Board to oversee the management of MeadWestvaco’s business. These corporate governance principles, as adopted by the Board, present the framework within which directors fulfill their responsibilities and discharge this duty.

Board of Directors Functions

MeadWestvaco’s business is conducted by its officers, managers and employees under the direction of the chief executive officer (CEO) and the oversight of the Board. The Board has six scheduled meetings a year at which it reviews and discusses reports by management on the performance of the company, its strategy, plans and prospects, as well as significant issues facing the company. In addition to its general oversight of management, the Board performs a number of specific functions, including:

•	Monitoring the company’s performance

•	Reviewing and approving the company’s strategic plans and financial objectives

•	Selecting, evaluating and compensating the CEO and overseeing CEO succession planning

•

Reviewing and approving, as appropriate, company policies and procedures for maintaining the integrity of the company, including the integrity of financial statements and accountability for compliance with all legal and ethical requirements

•	Reviewing and approving, as appropriate, company policies and procedures for the management of company assets, including human resources

In addition, the Board is a source of advice and guidance to management on significant issues before the company. The Board undertakes a thorough review of the company’s long-term strategic plans and other principal issues before the company during one extended Board meeting each year.

Director Qualifications

The Nominating and Governance Committee is responsible for recommending qualified individuals for membership on the Board of Directors in accordance with its charter. The Committee periodically reviews with the Board the requisite qualifications of new Board members as well as the composition of the Board as a whole. This assessment addresses independence of Board members, as well as the consideration of experience, judgment, knowledge, and diversity in the context of the needs of the Board.

General criteria for the nomination of director candidates include:

•	The highest integrity and ethical standards;

•	The ability to provide wise and informed guidance to management;

•	A willingness to pursue thoughtful, objective inquiry on important issues before the company; and

•	A range of experience and knowledge commensurate with the company’s needs as well as the expectations of knowledgeable investors.

Directors are required to abide by the MeadWestvaco Code of Conduct. Directors are also expected to be stockholders of the company. Individuals who serve on the Board of Directors are expected to commit the time that is necessary to meet the demands of service on the Board. Directors should advise the Chairman of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on the board of another profit or not-for-profit entity. It is expected that directors who are actively employed as chief executive officer will limit their directorships of other public companies to two; and directors who serve as an officer at another public company, other than chief executive officer, will limit their directorships of other public companies to three; and other directors will limit their directorships of other public companies to five, in each case, to ensure sufficient time for informed exercise of their Board responsibilities. In addition, members of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies. No director may serve beyond the date of the first annual stockholders’ meeting after attaining age 70, provided, that on an exceptional basis, the Board may extend a director’s term for a limited period.

The Nominating and Governance Committee reviews each director’s continuation on the Board upon completion of the director’s term of service. The Board has not established term limits, because it believes that on balance term limits would sacrifice the contribution of directors who have been able to develop, over a period of time, increasing insight into the company and its operations. The Nominating and Governance Committee reviews continued service on the Board of any director who experiences a significant change in his or her principal occupation or business association.

Director Independence

The Board has a clear majority of directors who meet the criteria for independence as determined by the Nominating and Governance Committee, consistent with the requirements of the New York Stock Exchange. Directors who do not meet the NYSE’s independence standards can also make valuable contributions to the Board and to the company by reason of their experience and wisdom.

To be considered independent under the NYSE rules, the Board determines that a director does not have any direct or indirect material relationship with MeadWestvaco. The Board has established the following guidelines to assist it in determining director independence consistent with the requirements of the NYSE rules.

A director will not be considered independent if in the preceding three years:

(a) the director was an employee of MeadWestvaco;

(b) the director has received substantial compensation from MeadWestvaco other than in his or her capacity as a director;

(c) the director has an immediate family member who was employed by MeadWestvaco as an executive officer;

(d) the director or immediate family member served as an executive officer of another company where the annual payments to or payments from MeadWestvaco for property or services in any single fiscal year exceeded two percent of the annual consolidated gross revenues of the company at which he or she served as an executive officer;

(e) the director served as an executive officer of a tax exempt organization, and MeadWestvaco’s contributions to the organization in any single fiscal year exceeded the greater of $1,000,000 or two percent of such tax exempt organization’s consolidated gross revenues.

The Board annually reviews all commercial and charitable relationships of directors. Whether directors meet these categorical independence tests will be reviewed and will be made public annually.

The Board may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards.

Director Responsibilities

The primary responsibility of directors is to exercise business judgment in advancing the long term success of the company and all of its stockholders. The directors expect the company’s executives, as well as its outside advisors and auditors, to conduct their responsibilities in accordance with the highest standards of honesty and integrity, faithfully discharging their obligations to stockholders. The Board also expects management carefully to observe the company’s responsibilities to other interested parties, including employees, customers and the communities in which the company does business.

With guidance from the Board of Directors, the Chair establishes the agenda for each Board meeting. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet when necessary to discharge their responsibilities properly. The Board expects information regarding the business to be conducted at a regularly scheduled Board meeting will ordinarily be distributed at least three days in advance of the meeting.

The nonmanagement directors ordinarily meet in executive session at each regularly scheduled Board meeting. The director who presides at these meetings is chosen by annual rotation from among the chairmen of the following Board Committees: Audit, Compensation and Organization Development and Nominating and Governance. The presiding director chairs the executive sessions and reports back as appropriate to the CEO.

The Board expects that management speaks for the company. In carrying out their responsibilities, directors have the access they need to management of the company.

Board Committees

The Board shall have at all times an Audit Committee, a Compensation and Organization Development Committee, and a Nominating and Governance Committee. The Nominating and Governance Committee shall determine that each of the members of these committees is an independent director under the criteria established by the Board, consistent with the requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board also has a Finance Committee and a Safety, Health and Environment Committee. These five committees meet regularly. Finally, there is an Executive Committee which does not ordinarily meet but may be convened under certain circumstances when a special meeting of the Board is not practical or is not warranted.

Committee members are appointed by the Board upon recommendation of the Nominating and Governance Committee with consideration of the qualifications and independence of individual directors. There shall be regular rotation of committee assignments for members of the Board. The Nominating and Governance Committee annually reviews committee assignments and considers the rotation of the Chairs and members with a view toward balancing the benefits of diversity of experience and perspective with continuity and requisite expertise. It is the expectation of the Board that an individual will not chair a committee for more than five consecutive years.

Each committee has its own charter. The charters set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters also provide that each committee annually evaluates its performance.

The Chair of each committee, in consultation with management, determines the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with management, is responsible for the committee’s agenda. Members of each committee may suggest subjects for the committee’s agenda.

The Board recognizes that, in certain circumstances, it may be appropriate for the Board or its committees to retain advisors who have no relationships with the company’s management. For this reason, the Board and each of the Audit, Compensation and Organization Development, and Nominating and Governance Committees have the authority, upon their own initiative, to engage independent legal, financial or other advisors.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Director Compensation

The form and amount of director compensation is consistent with industry standards and is recommended by the Nominating and Governance Committee to the Board in accordance with the policies and principles set forth in its charter. The Nominating and Governance Committee periodically reviews director compensation. In discharging its duty, the Committee is guided by two goals: compensation should fairly pay directors for work required in a company of MeadWestvaco’s size and scope and compensation should align directors’ interests with the long-term interests of stockholders. Accordingly, a substantial portion of directors’ compensation is in the form of equity.

Director Orientation and Continuing Education

The company is expected to have an appropriate orientation program for new directors. Reflecting a commitment to continuing education of the Board, management is expected to ensure that all directors, including those newly appointed, are familiar with the company’s strategic plans, business and operations, its significant financial, accounting and risk management issues, its compliance programs, its principal officers, and its internal and independent auditors. Director orientation and continuing education includes, as is practical, visits to significant company facilities.

CEO Evaluation and Management Succession

The Compensation and Organization Development Committee conducts an annual review of the CEO’s performance in light of his or her performance relative to the company’s strategic goals and objectives as approved by the Board. The Board reviews the Committee’s report in order to ensure that the CEO is providing the best leadership for the company.

The Compensation and Organization Development Committee also provides an annual report to the Board on succession planning for the CEO and other executive officers. The CEO evaluates and makes recommendations regarding potential successors to these positions. The Committee reviews as appropriate with the Board potential candidates to succeed the CEO.

Annual Performance Evaluation

The Board conducts an annual self-evaluation to determine whether it, its committees and individual directors are performing effectively. The Nominating and Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. The assessment focuses on the Board’s contribution to the company and on areas in which the Board or management believes that the Board could enhance its contribution to the company.

-As amended January 23, 2007

ANNEX B

MeadWestvaco

Audit Committee Charter

Authority

The Board by resolution dated January 30, 2002, established the Audit Committee and adopted its Charter. The Charter was first amended by a resolution of the Board dated January 28, 2003 and was further amended by a resolution of the Board dated October 26, 2004.

Purpose

The Committee is appointed by the Board to assist the Board in fulfilling its responsibilities to the stockholders, potential stockholders and investment community relating to corporate accounting, reporting practices of the company and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and management of the company. The Committee shall fulfill its duties by reviewing and monitoring: (1) the integrity of the financial statements of the company and internal controls over financial reporting, (2) the compliance by the company with legal and regulatory requirements, (3) the independence and qualifications of the company’s independent auditors and (4) the performance of the company’s internal audit function and independent auditors. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the company’s policies (including the company’s Code of Conduct), procedures and practices at all levels.

Composition

The Committee shall have a minimum of three directors. The Board, upon recommendation of the Nominating and Governance Committee, shall appoint the Committee members and a Chairman. The Board may fill vacancies on the Committee. All Committee members shall possess the independence and other qualifications required by the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission (the “Commission”). All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities, and at least one member shall be an “audit committee financial expert” as defined by the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The Board may remove a member from the Committee with or without cause.

Meetings

The Committee will meet at the call of its Chairman or the Chairman of the Board, whenever and as often as either of them determines, but not less frequently than quarterly. The Committee shall meet periodically in separate executive sessions with management, the internal auditor and the independent auditors, and have such other direct and independent interaction with such persons from time to time as the members of the Committee may deem appropriate. A majority of the Committee members will be a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present will be the action of the Committee. Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee without a meeting if all of the members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary. The Committee may form and delegate authority to subcommittees or to its Chairman when appropriate. The Chairman will report from time to time to the Board on Committee actions and on the fulfillment of the Committee’s duties under its Charter. This Charter shall be posted on the company’s website. The Committee Secretary (who will be the Corporate Secretary) or another designee of the Committee will be responsible for maintaining minutes of all Committee meetings, which will be available to all Board members, except as otherwise provided by the Committee.

Duties and Responsibilities

The Committee shall make regular reports to the Board. While the Committee has the responsibilities and powers set forth in this Charter, management of the company is responsible for preparing the company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee regularly reviews these matters with management and the independent auditors. The Committee recognizes that management of the company (including the internal audit staff), as well as the company’s independent auditors, have more knowledge and detailed information about the company than the members of the Committee, and consequently, in carrying out its oversight responsibilities, the Committee of necessity, in significant measure, must rely on management of the company and its independent auditors. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

In discharge of its responsibilities, the Committee shall:

Documents/Reports Review

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the annual audited financial statements (including, without limitation, footnotes and the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and major issues with management, including those issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the company’s financial statements, any special steps adopted in light of any material weaknesses or significant deficiencies in internal controls over financial reporting that may arise and the adequacy of disclosures about changes in internal controls over financial reporting. Such review shall take place prior to the publication of the annual audited financial statements and the Committee shall recommend to the Board whether to include the financial statements in the company’s Annual Report to Stockholders and its Annual Report on Form 10-K.

3.	Review and discuss with management (including the senior internal audit executive) and the independent auditors the company’s report on internal controls over financial reporting and the report of the independent auditors on management’s assessment of internal control over financial reporting and on the operating effectiveness of the company’s internal control over financial reporting prior to the filing of the company’s Form 10-K.

4.	Review with management and the independent auditors the company’s quarterly financial statements (including, without limitation, footnotes and the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to the filing of its Form 10-Q.

5.	Review and discuss periodic reports from the independent auditors on (a) all critical accounting policies and practices of the company; (b) all alternative treatments of financial information within accounting principles generally accepted in the United States of America (GAAP) that have been discussed with management, the implications of the use of such alternative disclosures and treatments, and the auditor’s view of the treatment adopted or recommended; (c) significant deficiencies and material weaknesses in internal controls noted by the company or by the independent auditors and (d) other material communications between the independent auditors and management, such as any management letter; schedule of significant deficiencies and material weaknesses in internal controls; or schedule of unadjusted differences.

Financial Reporting Process

6.	Discuss with management and the independent auditors significant financial reporting issues, accounting estimates and judgments made in connection with the preparation of the company’s annual and interim financial statements.

7.	Review disclosures made to the Committee by the company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company’s internal controls.

8.	Review with management the company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. The Chairman of the Committee may represent the entire Committee for purposes of this review.

9.	Review any off-balance sheet transactions, special purpose entities and transactions by and between affiliated companies.

10.	Periodically review and discuss financial information and earnings guidance provided to analysts and rating agencies. The foregoing shall supplement the Finance Committee’s periodic review of investor relations activities.

11.	Meet periodically with management to review the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

12.	Review major changes to the company’s application of accounting principles and auditing practices as suggested by the independent auditors, internal auditors and management.

13.	Review the company’s disclosure controls and procedures, and management’s assessment thereof.

Independent Auditors

14.	Have sole authority to appoint or replace the independent auditors (subject to stockholder ratification) and be directly responsible for determining the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting, including internal controls over financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

15.	Obtain and review a report from the independent auditors at least annually regarding the independent auditors’ internal quality-control procedures, any material issues raised within the preceding five years by the auditing firm’s internal quality-control review, by peer reviews of the firm, or by any governmental or other inquiry or investigation (including by the Public Company Accounting Oversight Board) relating to any audit conducted by the firm, any steps taken to deal with such issues, and all relationships between the independent auditors and the company.

16.	Review and evaluate the lead partner of the independent auditor team, and ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and the concurring audit partner (and also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the auditing firm on a regular basis).

17.

Pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the

Committee prior to the completion of the audit. The Committee may delegate to the Chairman the authority to pre-approve such non-audit services between regularly scheduled meetings provided that such approvals are reported to the Committee at the next Committee meeting.

18.	Obtain and review periodic written reports at least annually from the independent auditors regarding the auditors’ independence and discuss such reports with the auditor. Evaluate the qualifications, performance, and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independence of the independent auditors to the Board.

19.	Recommend to the Board policies for the company’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the company.

20.	Meet with the independent auditors prior to the annual audit to review the planning and staffing of the audit.

21.	Obtain from the independent auditors assurance that it will inform the company’s management concerning any information coming to the auditor’s attention indicating that an illegal act has or may have occurred, and assure that such information has been conveyed, as appropriate, to the Committee.

22.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

23.	Review with the independent auditors any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the company’s response to that letter. Such review should include:

a.	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required personnel or information and any disagreements with management;

b.	any changes required in the planned scope of the internal audit; and

c.	the internal audit department’s support of the annual independent audit.

Internal Audit

24.	Review the adequacy of the global corporate audit function, approve the appointment and replacement of the senior internal auditing executive and review the adequacy of the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

25.	Review the company’s internal system of audit and financial controls and significant reports to management prepared by the internal auditing department and management’s responses.

Ethical and Legal Compliance

26.	Advise the Board with respect to the company’s policies and procedures regarding compliance with applicable laws and regulations and with the company’s Code of Conduct.

27.	Discuss with management, the company’s General Counsel or senior internal auditing executive and, if appropriate, the independent auditors any condition which comes to their attention indicating that the company or its subsidiaries and affiliated entities, domestic and foreign, are not conforming to applicable legal requirements or the company’s Code of Conduct.

28.	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Chairman of the Committee should review and ensure appropriate action is taken on any significant complaints received, and the status of outstanding concerns will be appropriately reported by the Chairman of the Committee to the Board.

29.	Review with management, the company’s General Counsel and, if appropriate, the independent auditor matters that may have a material impact on the company’s financial statements, the company’s compliance policies or internal controls, any material reports or inquiries received from regulators or governmental agencies and any published reports that raise material issues regarding the company’s financial statements or accounting policies.

Regulatory Compliance

30.	Prepare the Committee report required by the rules of the Commission to be included in the company’s annual proxy statement.

31.	Meet at least annually with the company’s financial management, the senior internal auditing executive, and the independent auditors in separate executive sessions.

32.	Assess annually the Committee’s performance of the duties specified in this charter and report its findings to the Board.

Consultants and Others to Assist Audit Committee

The Committee shall have the authority to retain such independent legal, accounting or other advisors as it may deem appropriate in its sole discretion. The company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other approved services for the company, and to any advisors employed by the Committee. The Committee may also request any officer or employee of the company, or the company’s outside counsel or independent auditors, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

-As amended on October 26, 2004

ANNEX C

MeadWestvaco

Audit Committee Pre-Approval Policy

I.	Statement of Principles

The Audit Committee of MeadWestvaco Corporation (the “Company”) is required to pre-approve the audit and non-audit services for the Company and its consolidated subsidiaries performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Each year, the Audit Committee will review and approve anticipated Audit, Audit-related and Tax Services.

In addition, there are certain Categories of Services set forth in Appendix A under Audit, Audit-related and Tax Services that have the pre-approval of the Audit Committee. The term of any pre-approval is the Company’s fiscal year in question unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and pre-approve the Category of Services that may be provided by the independent auditor without obtaining separate pre-approval from the Audit Committee. At each regularly scheduled meeting, the Audit Committee will review an updated projection of the estimated annual fees to be paid to the independent auditor. The Audit Committee may amend the appendix to this Policy from time to time in its discretion.

II.	Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. The Audit Committee’s designee shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has determined to designate the Chairman of the Audit Committee as its designee. The Audit Committee may replace its designee or add additional designees at any time. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management; however, the Audit Committee may designate members of management to execute engagement letters for services that have been pre-approved.

III.	Audit Services

The annual Audit services engagement terms and fees will be subject to the separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Categories of Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be separately pre-approved by the Audit Committee or its designee.

IV.	Audit-related Services

Audit-related services are services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are otherwise traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix A. All other Audit-related services not listed in Appendix A must be separately pre-approved by the Audit Committee or its designee.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence.

However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix A. All Tax services not listed in Appendix A must be separately pre-approved by the Audit Committee or its designee.

VI.	Other Permitted Non-Audit Services

All permissible non-audit services classified as Other Non-audit Services must be separately pre-approved by the Audit Committee or its designee.

VII.	Prohibited Services

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. Non-prohibited services shall be deemed permitted services and may be provided to the Company with the pre-approval of the Audit Committee or its designee.

VIII.	Pre-Approval Fee Levels

The Audit Committee will establish pre-approved fee levels for each anticipated service periodically. If the fees for any separately approved proposed service exceed the pre-approved level by 10% and $25,000, those additional fees will require separate pre-approval by the Audit Committee or its designee. All pre-approved services listed on Appendix A will not require separate pre-approval unless the fees for any individual service exceed $100,000. Fees for any pre-approved service that exceed $100,000 will require the separate approval of the Audit Committee or its designee.

IX.	Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation to the Audit Committee regarding the specific services to be provided.

X.	Procedures

At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the services, or grouping of related services, including fees, provided by the independent auditor;

•	A listing of services provided by the independent auditor that have been pre-approved by the Audit Committee or its designee since its last regularly scheduled meeting; and

•	An updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the independent auditor.

XI.	Effective Date

This policy shall be effective immediately upon approval by the Audit Committee.

-As approved June 2003, amended October 2003

Appendix A

Audit Services –

Category of Services

➢	Audits of the financial statements and internal control over financial reporting of the company or its subsidiaries required by SEC rules, lenders, statutory requirements, regulators, and others.

➢	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company.

➢	Accounting consultations and support related to generally accepted accounting principles.

Audit-Related Services –

Category of Services

➢	Audits related to investees and other contractual obligations such as the annual subtenant reports.

➢	Merger and acquisition attest services (e.g., closing balance sheet audits).

➢	Merger and acquisition due diligence services.

➢	Attest services related to the certification of internal controls structure (Sarbanes-Oxley Sections 302 and 404 certification/reporting).

Tax Services –

Category of Services

➢	U.S., federal, state and local tax planning and advice

➢	U.S., federal, state and local tax compliance

➢	International tax planning and advice

➢	International tax compliance

➢	Review of federal, state, local and international income, franchise and other tax returns

➢	Licensing of income tax preparation software and related programming from the independent auditor, provided the functionality is limited to the preparation of tax returns

Other Non-Audit Services –

➢	All Other Non-Audit Services must be separately pre-approved by the Audit Committee.

Except for Other Non-Audit Services which must always be separately pre-approved by the Audit Committee, all pre-approved services listed above will not require separate pre-approval by the Audit Committee unless the fees for any individual service exceed $100,000.

Exhibit 1

Prohibited Non-Audit Services

■	Bookkeeping or other services related to the accounting records or financial statements of the audit client. The independent auditor cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

■	Financial information systems design and implementation. The independent auditor cannot design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements, taken as a whole.

■	Appraisal or valuation services, fairness opinions or contribution-in-kind reports. The independent auditor cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the independent auditor would audit the results.

■	Actuarial services. The independent auditor cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third-party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for actuarial methods and assumptions.

■	Internal audit outsourcing services. The independent auditor cannot provide any internal audit services relating to accounting controls, financial systems or financial statements.

■	Management functions or human resources. Partners and employees of the independent auditor cannot act as a director, officer or employee of the Company, or perform any decision-making, supervisory, or ongoing monitoring function for the Company. The independent auditor cannot recruit, act as a negotiator on the Company’s behalf, deliver employee testing or evaluation programs, or recommend or advise that the Company hire, a specific candidate for a specific job.

■	Broker-dealer, investment adviser or investment banking services. The independent auditor cannot serve as a broker-dealer, promoter or underwriter of the Company’s securities.

■	Legal services and expert services unrelated to the audit. The independent auditor cannot provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction.

NOTES

MeadWestvaco Corporation

11013 West Broad Street

Glen Allen, Virginia 23060

http://www.meadwestvaco.com

Corporate Secretary

Telephone 203-461-7500

For stockholder information

Call toll free 1-800-432-9874

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL
https://www.proxypush.com/mwv		1-866-785-4028

• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

Internet and telephone votes must be received by 5 p.m., eastern daylight time, on Sunday, April 29, 2007 to be counted in the final tabulation.

1-866-785-4028

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Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” all nominees listed below, “FOR” proposal 2, “AGAINST” proposal 3, and “AGAINST” proposal 4.

(1)	Election of the nominated slate of directors								FOR	AGAINST	ABSTAIN

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	* EXCEPTIONS	☐	(3)	Stockholder proposal to amend the company’s corporate governance documents to provide for the election of directors by majority vote.	☐	☐	☐

Nominees: 01-James M. Kilts, 02-Douglas S. Luke, 03-Robert C. McCormack, 04-Edward M. Straw, 05-Jane L. Warner							(4)	Stockholder proposal to redeem the company’s Shareholder Rights Plan.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

* Exceptions __________________________________________________

				FOR	AGAINST	ABSTAIN		The proxies or, in the case of the MeadWestvaco Corporation Savings Plans, the Trustee, are directed to vote as specified above and in their discretion on any matters properly coming before the meeting and any adjournment thereof. If no direction is made, the proxies will vote FOR all nominees listed above, FOR Proposal 2, AGAINST Proposal 3, and AGAINST Proposal 4. Please date, sign and return this proxy promptly. Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title should be stated.
(2)	Ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2007.			☐	☐	☐

SCAN LINE

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Date Stock Owner sign here	Co-Owner sign here

MEADWESTVACO CORPORATION

Annual Meeting of MeadWestvaco Stockholders, April 30, 2007

The undersigned holder(s) of Common Stock of MEADWESTVACO CORPORATION, a Delaware corporation (hereinafter referred to as the “company”), hereby appoints Wendell L. Willkie, II, and John J. Carrara (the “Proxies”) and either of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Stock of the undersigned entitled to vote at the Annual Meeting of MeadWestvaco Stockholders to be held at the InterContinental Barclay New York Hotel, III E. 48 St., New York, NY, on Monday, April 30, 2007 and at any and all adjournments of such meeting, upon the matters set forth on the reverse side hereof, and in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the company. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

For participants in the MeadWestvaco Corporation Savings Plans: As to those shares of Common Stock of MeadWestvaco Corporation that are held for me in the aforementioned Plans, by signing this card, I instruct the Trustee of such Plans to sign a proxy for me in substantially the form set forth on the reverse side. Voting rights will be exercised by the Trustee as directed. If no instructions are received, the Trustee shall vote the shares as directed by MeadWestvaco Corporation Benefit Plans Investment Policy Committee or its designee.

(CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE)

MEADWESTVACO CORPORATION P.O. BOX 11305 NEW YORK, NY 10203-0305
To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐